UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
CLARIENT, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 8, 2010
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS OF CLARIENT, INC.
QUESTIONS AND ANSWERS ABOUT THE MEETING AND THE PROPOSALS
PROPOSALS
PROPOSAL ONE: ELECTION OF DIRECTORS
ELECTION OF DIRECTORS—ADDITIONAL INFORMATION
BOARD COMMITTEES
BOARD COMPENSATION
PROPOSAL TWO: APPROVAL OF AMENDMENTS TO THE 2007 INCENTIVE AWARD PLAN
PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
TRANSACTIONS WITH RELATED PERSONS
APPENDIX A

April 23, 2010
Dear fellow shareholders,
The noted anthropologist, Margaret Mead once said, “Never doubt that a small group of committed citizens can change the world. Indeed, it is the only way it ever has.” As we celebrated the fifth anniversary of Clarient in January 2010, it allowed us a chance to reflect on how far we have come as a company. In January 2005, a small group of committed individuals kicked off our goal of changing the way cancer was managed. We set out to ensure that every community in the United Sates had access to academic-level cancer diagnostics via our business model of empowering local pathologists within the diagnostic process. As we head into our sixth year, I am extremely proud of the Clarient team who have worked tirelessly and unselfishly for our cause. In five short years, Clarient has touched more than 400,000 cancer patients...and we are only getting started!
2009 was another great year of growth and progress at Clarient. We made significant progress toward our vision of providing clarity to physicians who treat cancer and the patients who place their trust in them. In 2009, the Clarient lab performed 943,000 tests, almost 20 percent more than the previous year. We also introduced numerous new tests to our already broad menu, and we established new relationships with approximately 200 of the leading pathology groups in the United States, bringing our total partner base to close to 1,150. Our focus on the community pathologist has created a robust network of independent pathologists that allows Clarient to identify, develop and market new diagnostic and prognostic tests quicker than at any time in history — bringing better medicine to cancer patients in every community, faster. In short, what we do is “find the difference that makes a difference” for cancer patients across the nation.
Financially, Clarient made great progress in 2009. Revenues increased to $91.6 million, or 24 percent over the prior year. In addition, we cut our operating losses significantly in the year, making steady progress toward profitable operations — a goal we plan to achieve in 2010.
With all of the commercial progress we have made and are making, what makes the difference at Clarient is people — the people we are and the people we serve. In order to achieve greatness and to build a truly special organization, it takes the effort of diverse stakeholders adopting a common vision and mission. In the five years since we adopted our strategy, Clarient has fulfilled its goals with the help of some key groups of people:
•	Employees — I have never met a group of individuals more dedicated to a common goal. With the discipline and understanding to conduct their work according to an extremely high standard, the Clarient employees bring an energy to their work that can not be matched by those driven solely by financial goals. Our employees want to make a difference in the lives of those facing cancer. That motivation has only been intensified with our growth and success as they have witnessed real changes in how cancer is managed.
•	Customers — Our pathology clients have become loyal partners in our CAUSE brand. They have asked us to provide them new innovative tools and a better way to assist their patients and the professionals with whom they collaborate. This desire on their part has led us to innovate and expand our service offering in order to meet their needs.
•	Investors — The patience and confidence of our investors have provided us the capital to build what has become the leading company in cancer assessment and characterization. Many of our large institutional investors have a similar passion to have an impact on the way cancer patients are managed, and we appreciate their resolve in helping us achieve that goal!
•	Patients — They are why we exist and why we come to work each day!

We entered the new year with an unbounding sense of optimism and responsibility. Our acquisition of Applied Genomics, Inc. in December 2009 was the first step toward adding a pipeline of proprietary tests to our industry-leading pathology distribution channel. In 2010, we are focused on bringing many of these new tests and services to our customers, taking the operations to consistent profitability and exploring better ways to partner with and serve the biopharma industry as they explore ways to get new, targeted therapies to market faster.
I would like to sincerely thank our employees, customers and investors for your trust and support, and we look forward to sharing our successes in 2010 and beyond...as together, we are providing clarity to the world of cancer diagnostics!
Sincerely,
Ronald A. Andrews
Chief Executive Officer and Vice Chairman
Clarient, Inc.
This letter contains forward-looking statements regarding Clarient that involve risks and uncertainties. Future events and Clarient’s actual results could differ materially from the results reflected in these forward-looking statements. Factors that might cause such a difference include, but are not limited to: Clarient’s ability to continue to develop and expand its diagnostic services business, uncertainties inherent in Clarient’s product development programs, Clarient’s ability to expand and maintain a successful sales and marketing organization, Clarient’s ability to maintain compliance with financial and other covenants under Clarient’s credit facility, limitations on Clarient’s ability to borrow funds under its credit facility based on Clarient’s qualified accounts receivable and other liquidity factors, Clarient’s ability to obtain annual renewals of or replacements for its credit facility, Clarient’s ability to successfully manage its billing and collections processes, the continuation of favorable third-party payor reimbursement for laboratory tests, Clarient’s ability to obtain additional financing on acceptable terms or at all, unanticipated expenses or liabilities or other adverse events affecting cash flow, uncertainty of success in identifying and developing new diagnostic tests or novel markers, Clarient’s ability to fund development of new diagnostic tests and novel markers and the amount of resources Clarient determines to apply to novel marker development and commercialization, failure to obtain FDA clearance or approval for particular applications, Clarient’s ability to compete with other technologies and with emerging competitors in novel cancer diagnostics and dependence on third parties for collaboration in developing new tests, Clarient’s ability to successfully validate and commercialize Applied Genomics, Inc.’s product offerings, and risks detailed from time to time in Clarient’s reports filed with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, current reports on Form 8-K, and annual reports on Form 10-K. Recent experience with respect to laboratory services, revenues and results of operations may not be indicative of future results for the reasons set forth above. Clarient does not assume any obligation to update any forward-looking statements or other information contained in this document.

CLARIENT
31 Columbia
Aliso Viejo, CA 92656

Phone:	(949) 425-5700
Toll-Free:	(888) 443-3310
Fax:	(949) 425-5701
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Dear Stockholder:
You are cordially invited to attend the 2010 Annual Meeting of Stockholders of Clarient, Inc.

When:	8:30 a.m. (local Pacific time) on Tuesday, June 8, 2010

Where:	Clarient, Inc.
31 Columbia
Aliso Viejo, CA 92656
(Directions are included on the last page of this Proxy Statement)

Items of Business:	1.	To elect Andrew Adams, Ronald A. Andrews, Peter J. Boni, James A. Datin, Ann H. Lamont, Frank P. Slattery, Jr., Dennis M. Smith, Jr., M.D., Gregory D. Waller and Stephen T. Zarrilli to serve on the Board of Directors until the annual meeting of stockholders in 2011 and until their successors are duly elected and qualified (Item 1 on the proxy card).

	2.	To approve amendments to our 2007 Incentive Award Plan to (i) increase the number of shares of our common stock reserved for issuance thereunder by 7,000,000 shares, or from 8,911,181 shares to 15,911,181 shares, and (ii) increase the maximum number of shares which may be issued as incentive stock options from 5,000,000 to 12,000,000 (Item 2 on the proxy card).

	3.	To consider a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 (Item 3 on the proxy card).

	4.	To consider such other business as may properly come before the meeting.

We also will report on our 2009 business results and other matters we believe will be of interest to our stockholders. You will have an opportunity at the meeting to ask questions, make comments, and meet our management team.

Record Date:	You are entitled to vote if you were a stockholder of record at the close of business on April 15, 2010.

Mailing Date:	We expect to mail this proxy statement on or about May 5, 2010.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON JUNE 8, 2010
The proxy statement and annual report for the fiscal year ending December 31, 2009 are available at
http://www.clarientinc.com/proxy.
We consider your vote important, no matter how many shares you hold, so please submit your proxy or voting instructions as soon as possible so that your shares will be represented at the meeting.
Please contact Ronald A. Andrews, Chief Executive Officer and Vice Chairman of Clarient at (949) 425-5700 with any questions or concerns.

By Order of the Board of Directors,

Ronald A. Andrews
Chief Executive Officer and Vice Chairman
April 23, 2010

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
OF CLARIENT, INC.
QUESTIONS AND ANSWERS ABOUT THE MEETING AND THE PROPOSALS
Q: Why am I receiving these materials?
A: This proxy statement, the accompanying proxy card and our annual report on Form 10-K for the fiscal year ended December 31, 2009 are being mailed to our stockholders on or about May 5, 2010 in connection with the solicitation of proxies for our 2010 annual meeting of stockholders, which will take place on June 8, 2010. These materials are also available on the Internet at http://www.clarientinc.com/proxy. As our stockholder, you are invited to attend the annual meeting and are entitled to and requested to vote on the items of business described in this proxy statement. Admission tickets are not required. This proxy statement contains detailed information relating to the proposals to be voted on at the annual meeting, the voting process and certain other required information.
Q: Who is soliciting proxies for the annual meeting?
A: Proxies are being solicited on behalf of the Board of Directors (which we sometimes refer to in this proxy statement as the Board).
Q: What is being voted on?
A: Our stockholders will vote on the following items at the annual meeting:
1.	The election of nine directors who have been nominated to serve on the Board.
2.	The approval of amendments to our 2007 Incentive Award Plan, or the 2007 Plan, to (i) increase the number of shares of our common stock reserved for issuance thereunder by 7,000,000 shares, or from 8,911,181 shares to 15,911,181 shares, and (ii) increase the maximum number of shares which may be issued as incentive stock options from 5,000,000 to 12,000,000.
3.	To consider a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 (Item 3 on the proxy card).
4.	To consider such other business as may properly come before the annual meeting.
Q: Who is entitled to vote?
A: Only stockholders of record as of the close of business on April 15, 2010 may vote at the annual meeting.
Q: How many shares can vote?
A: On the record date, 84,842,617 shares of our common stock and 5,263,158 shares of our Series A convertible preferred stock were outstanding. Holders of the outstanding shares of our common stock on the record date will be entitled to one vote on each matter for each share of our common stock held as of such date. Oak Investment Partners XII, Limited Partnership, a Delaware limited partnership, or Oak, the holder of all of the outstanding shares of our Series A convertible preferred stock as of the record date, shall be entitled to vote with respect to any matter upon which holders of our common stock have the right to vote, voting together with the holders of our common stock as a single class. Oak shall be entitled to the number of votes equal to the number of shares of our common stock into which such shares of Series A convertible preferred stock could be converted on the record date at the then current conversion price, as determined pursuant to the Certificate of Designations, Preferences and Rights of the Series A convertible preferred stock. At the current conversion price, each share of Series A convertible preferred stock is entitled to cast four votes on each matter at the annual meeting. Consequently, Oak shall have a total of 21,052,632 votes on each matter at the annual meeting. Including both the outstanding common stock and the Series A convertible preferred stock, voting together as one class, a total of 105,895,249 votes may be cast at the annual meeting.

Q: How does the Board recommend I vote on these proposals?
A: The Board recommends that you vote:
•	FOR the election of each nominee to serve as a director until the 2011 annual meeting of stockholders and until his or her successor is duly elected and qualified;
•	FOR the approval of amendments to the 2007 Plan to (i) increase the number of shares of our common stock reserved for issuance thereunder by 7,000,000 shares, or from 8,911,181 shares to 15,911,181 shares, and (ii) increase the maximum number of shares which may be issued as incentive stock options from 5,000,000 to 12,000,000; and
•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.
Q: How do I vote?
A: The enclosed proxy card describes three ways to vote, in addition to attending the annual meeting and voting your shares in person. You can vote:
•	by telephone;
•	via the Internet; or
•	by completing, signing and returning a signed proxy card in the envelope provided.
If you vote by telephone or Internet, you do not need to return your proxy card.
Even if you plan to attend the annual meeting and vote in person, please complete, sign and return your proxy card or cast your vote by telephone or over the Internet as described on the enclosed proxy card. That way, if you plan to attend the annual meeting but are unable to do so for any reason, your shares will still be represented at the annual meeting.
If you later decide to attend the annual meeting and want to vote in person, you may do so. If your shares are registered in your name and you want to vote at the annual meeting, no additional forms will be required. If your shares are held for you in the name of a bank, broker, or other nominee holder, you will have to obtain a legal proxy from the nominee holder to vote your shares at the annual meeting, as described below.
Q: What if I hold my shares in a brokerage account?
A: If you hold your shares through a bank, broker, or other nominee holder, you should receive a voting instruction form directly from your nominee describing how to vote your shares. In most cases, the form will offer you three ways to vote:
•	by telephone;
•	via the Internet; or
•	by completing and returning the voting instruction form to your bank, broker or other nominee holder.
You should carefully follow any instructions sent by your nominee holder to ensure that your instructions are received and your votes are cast as directed.
Please note that if your shares are held for you by a nominee and you wish to vote in person at the annual meeting, you must obtain a legal proxy from that nominee authorizing you to vote at the annual meeting. We will be unable to accept a vote from you at the annual meeting without that form.

If you and other residents at your mailing address own shares of our common stock in street name, your broker or bank may have notified you that your household will receive only one annual report and proxy statement for each company in which you hold stock through that broker or bank. This practice is known as “householding.” Unless you responded that you did not want to participate in householding, you were deemed to have consented to the process. Therefore, your broker or bank will send only one copy of our annual report and proxy statement to your address. Each stockholder in your household will continue to receive a separate voting instruction form.
If you would like to receive your own set of our annual report and proxy statement in the future, or if you share an address with another of our stockholders and together both of you would like to receive only a single set of our annual disclosure documents, please contact Broadridge Financial Solutions by telephone at 800-542-1061. Be sure to provide your name, the name of your brokerage firm or bank, and your account number. The revocation of your consent to householding should be effective 30 days following receipt of your instructions.
If you did not receive an individual copy of this proxy statement or our annual report on Form 10-K for the fiscal year ended December 31, 2009, we will send a copy to you if you address a written request to Clarient, Inc., Attention: Investor Relations, 31 Columbia, Aliso Viejo, CA 92656 or call 888-443-3310.
Q: What if I sign and return my proxy card or voting instruction form but don’t specify how I want my votes to be cast?
A: If you sign and return your proxy card but do not mark any boxes showing how you wish to vote, the proxy designated on the card, Ronald A. Andrews, our Chief Executive Officer, or Michael J. Pellini, our President and Chief Operating Officer, will vote your shares:
•	FOR the election of each of the nominees for director named on the proxy card;
•	FOR the approval of amendments to the 2007 Plan to (i) increase the number of shares of our common stock reserved for issuance thereunder by 7,000,000 shares, or from 8,911,181 shares to 15,911,181 shares, and (ii) increase the maximum number of shares which may be issued as incentive stock options from 5,000,000 to 12,000,000;
•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

•	in such individual’s discretion, on all other matters which might come before the annual meeting.
Q: What if I vote or return a proxy and later want to change my vote?
A: If your shares are registered in your name, you may change your vote at any time before the meeting in one of four ways. You may:
•	notify our Corporate Secretary in writing that you want to change your vote and specify the change;
•	vote in person at the annual meeting;
•	submit a proxy card dated later than your prior vote; or
•	re-vote by telephone or via the Internet.
You may send written notices to our Corporate Secretary at our offices at:
31 Columbia
Aliso Viejo, CA 92656
Attention: Corporate Secretary
Fax: (949) 425-5865
Please note that if you hold your shares through a bank, broker, or other nominee holder and you wish to change your vote, you must deliver your change to that nominee. Remember that if a nominee holds your shares for you and you wish to vote in person at the annual meeting, you must obtain a legal proxy from that nominee authorizing you to vote at the annual meeting. We will be unable to accept a vote from you at the annual meeting without that form.

Q: Can I revoke my proxy after I return it?
A: Yes. You can revoke your proxy at any time before the annual meeting by sending a written revocation or a later dated proxy to our Corporate Secretary at the address specified above.
Q: What is a quorum?
A: A quorum is the number of shares of capital stock of a corporation that must be represented in person or by proxy in order to transact business. In order to transact business at the meeting, Delaware law generally requires that a majority of the outstanding shares of our capital stock entitled to vote must be represented in person or by proxy.
Q: What happens if I abstain from voting or do not give voting instructions to my broker?
A: If you submit a properly executed proxy, your shares will be counted in determining whether a quorum is present, even if you abstain from voting or withhold authority to vote on a particular proposal. If you abstain from voting or withhold authority to vote in the election of directors, doing so will have no effect on the election, because the nine nominees who receive the greatest number of votes, regardless of the actual number of votes cast, will be elected as directors.
Q: What is a “broker non-vote” and how are they counted?
A: A so-called “broker non-vote” occurs when banks, brokers or other nominee holders return a valid proxy but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter or have not received specific voting instructions from the stockholder for whom they are holding shares.
On certain “routine” matters (such as ratification of the appointment of an independent registered accounting firm) a broker or other nominee holder has discretionary voting power to vote the shares on the stockholder’s behalf without receiving instructions. However, nominee holders do not have discretionary authority to vote on “non-routine” matters (such as election of directors and approval of the amendments to the 2007 Plan) and therefore cannot vote without receiving specific voting instructions.
If a broker fails to return a valid proxy, the votes represented by that proxy are not counted in determining whether a quorum is present, nor do those shares affect any proposals requiring a percentage of the votes cast or a specific percentage of the shares present and authorized to be cast. If the broker returns a valid proxy without marking a vote or abstaining, the votes represented by the proxy will be counted in determining whether a quorum is present and any designated proxies named in the card would be entitled to exercise discretionary voting power if the proxy card so provides. The proxy card for the annual meeting grants such discretionary voting power to Ronald A. Andrews, our Chief Executive Officer, or Michael J. Pellini, our President and Chief Operating Officer. If the broker returns a proxy after crossing out a “non-routine” proposal as to which the broker cannot exercise discretionary voting power and has not received voting instructions, the shares represented by the proxy will be counted in determining whether a quorum is present but will not be counted as shares entitled to vote on the proposal. Therefore, broker non-votes on any “non-routine” matters would have the effect of reducing the number of shares necessary to constitute a majority of the shares present and entitled to vote on the proposal, but otherwise would not be counted as votes either for or against the proposal.
Q: What vote is required to elect directors?
A: Assuming a quorum is present at the annual meeting, the nine nominees who receive the highest number of votes will be elected as directors. Abstentions and instructions withholding authority to vote for one or more nominees will result in those nominees receiving fewer votes, but will not count as votes against a nominee. Starting this year, the election of directors is a “non-routine” matter. Therefore, if you do not instruct your broker how to vote with respect to the election of directors, your broker may not vote with respect to this proposal and those votes will be deemed broker non-votes. Broker non-votes are not counted for the purpose of determining whether directors are elected, and therefore will not have the effect of a negative vote with respect to the election of directors.
Q: What vote is required to approve the amendments to the 2007 Plan?
A: Assuming a quorum is present at the annual meeting, the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting is required to approve the amendments to the 2007 Plan. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on this proposal, and will have the same effect as negative votes. Broker non-votes are not counted for the purpose of determining whether the amendments to the 2007 Plan are approved, and therefore will not have the effect of a negative vote with respect to the approval of the amendments to the 2007 Plan.

Q: What vote is required to ratify Deloitte & Touche LLP as our independent registered public accounting firm?
A: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm will require an affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the annual meeting. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on this proposal, and will have the same effect as negative votes. Because the ratification of the independent registered public accounting firm is a discretionary matter, broker non-votes will not result for this item.
Q: Who will count the votes?
A: A duly sworn representative of BNY Mellon Shareowner Services will count the votes and act as the inspector of elections at the meeting.
Q: What does it mean if I get more than one proxy card?
A: Your shares may be registered under more than one name, address or account. If so, you will need to return each proxy card or voting instruction form you receive (or vote by telephone or over the Internet) by following the instructions on the card in order to ensure that all of your shares, however held, are voted. We encourage you to have all accounts registered in the exact same name and address (whenever possible). Registered stockholders may obtain information about how to do this by contacting BNY Mellon Shareowner Services, our transfer agent, at:
Mark Cano
BNY Mellon Shareowner Services
400 South Hope Street, 4th Floor
Los Angeles, CA 90071
Phone: (213) 553-9726
Fax: (213) 553-9735
If you provide BNY Mellon Shareowner Services with photocopies of the proxy cards that you receive or with the account numbers that appear on the proxy cards, combining your accounts and share holdings will be easier to accomplish.
You also can find information on transferring shares and other useful stockholder information on our transfer agent’s website at www.bnymellon.com/shareowner/isd.
Q: Are there any expenses associated with soliciting proxies for the annual meeting?
A: Yes. We will bear the expense of soliciting proxies for the annual meeting and will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and other materials to our stockholders. We do not anticipate hiring an agency to solicit votes at this time. Our officers and other employees may solicit proxies in person or by telephone, although there are no contracts or arrangements to do so. Any such officers or other employees will receive no special compensation for soliciting proxies.
Q: What is a stockholder proposal?
A: A stockholder proposal is a recommendation or requirement from a stockholder that we or the Board take action on a matter that the stockholder intends to present at a meeting of stockholders. However, under applicable Securities and Exchange Commission, or SEC, rules, we have the ability to exclude certain matters proposed, including those that deal with matters relating to our ordinary business operations.
Q: Can anyone submit a stockholder proposal?
A: To be eligible to submit a proposal, you must have continuously held at least $2,000 in market value, or 1% of our common stock, for at least one year by the date you submit your proposal. You also must continue to hold those securities through the date of the meeting.

Q: If I wish to submit a stockholder proposal for the 2011 annual meeting of stockholders, what action must I take?
A: If you wish us to consider including a stockholder proposal in the proxy statement and form of proxy for the 2011 annual meeting of stockholders, you must submit the proposal, in writing, so that our Corporate Secretary receives it no later than December 24, 2010. In addition, the proposal must meet the requirements for stockholder proposals established by the SEC.
Send your proposal to:
Clarient, Inc.
31 Columbia
Aliso Viejo, CA 92656
Attention: Corporate Secretary
If you wish to present a proposal at the annual meeting in 2011 that has not been included in the 2011 proxy statement, the persons named as proxies in the proxies solicited by the Board will be allowed to use their discretionary authority to vote on your proposal unless notice of your proposal has been received by our Corporate Secretary at least 45 days before the first anniversary of the date this year’s proxy statement is mailed to stockholders. We expect to mail the proxy statement on or about May 5, 2010, which would mean that notice of your proposal would have to be received by March 21, 2011.

PROPOSALS
PROPOSAL ONE: ELECTION OF DIRECTORS
(Item 1 on Proxy Card)
Our bylaws provide that the Board shall consist of one or more members, as determined from time to time by resolution of the Board. The Board has set the number of directors at nine, and the Board presently consists of nine directors. Directors are elected annually and serve a one-year term. On the recommendation of the Corporate Governance Committee, the Board has nominated all nine of our current directors, Andrew Adams, Ronald A. Andrews, Peter J. Boni, James A. Datin, Ann H. Lamont, Frank P. Slattery, Jr., Dennis M. Smith, Jr., M.D., Gregory D. Waller and Stephen T. Zarrilli, for re-election at the annual meeting. Each of these directors was elected by our stockholders at the 2009 annual meeting of stockholders.
You will find detailed information on each nominee below. Each nominee has consented to act as a director if elected. If any director nominee is unable to stand for election at the annual meeting, the Board may reduce its size or designate a substitute. If the Board designates a substitute, proxies voted for the original director candidate will be cast for the substituted candidate. Proxies may not be voted for more than the nine nominees named.
The Board recommends a vote FOR the election of each nominee. The nine nominees who receive the highest number of affirmative votes will be elected as directors.
Nominees for Director

Name	Age	Primary Occupation	Director Since

Andrew Adams	35	Vice President, Oak Investment Partners	2009
Ronald A. Andrews	50	Chief Executive Officer, Clarient, Inc.	2004
Peter J. Boni	64	President and Chief Executive Officer, Safeguard Scientifics, Inc.	2005
James A. Datin	47	Executive Vice President and Managing Director, Life Sciences Group, Safeguard Scientifics, Inc.	2005
Ann H. Lamont	53	Managing Partner, Oak Investment Partners	2009
Frank P. Slattery, Jr.	72	President, Quintus Corporation	2003
Dennis M. Smith, Jr., M.D.	58	Consultant	2006
Gregory D. Waller	60	Chief Financial Officer, Universal Building Products, Inc.	2006
Stephen T. Zarrilli	49	Non-Executive Chairman, Senior Vice President and Chief Financial Officer, Safeguard Scientifics, Inc.	2008
The biographies of each of the nominees below contain certain biographical information, including each nominee’s specific experience, qualifications, attributes and skills which led us to the conclusion that such nominee is well-qualified to serve on our Board.
ANDREW ADAMS
Mr. Adams joined Oak in October 2003 and currently serves as a Vice President of Oak. Mr. Adams focuses on investments in the healthcare and financial services technology industries. Prior to joining Oak, Mr. Adams was a Senior Associate with Capital Resource Partners, a mezzanine capital firm, from 1999 to 2003, where he focused on investments in healthcare and business services companies. Mr. Adams also served as a Financial Analyst in the media and communications group of Deutsche Banc Alex. Brown from 1997 to 1999. Mr. Adams received a B.A. degree in History from Princeton University.
Mr. Adams brings a wealth of finance knowledge to our Board. His significant experience includes his current position as Vice President of Oak, where he focuses on healthcare and financial services technology industries, and his previous position as Senior Associate with Capital Resource Partners, a mezzanine capital firm, where he focused on investments in healthcare and business services companies. Furthermore, Mr. Adams’ valuable healthcare industry insight, attained as a result of his active involvement with various healthcare companies, position him well to serve on our Board.

RONALD A. ANDREWS
Mr. Andrews has been our Chief Executive Officer since July 2004 and Vice Chairman since April 2008. He also served as our President from July 2004 through April 2008. Mr. Andrews was Senior Vice President of Global Marketing and Commercial Business Development at Pleasanton, California-based Roche Molecular Diagnostics from 2002 to 2004. In that role, he developed and led the strategic execution for all diagnostic commercial operations. This included the oversight of five Business Sector Vice Presidents responsible for all aspects of global marketing and business development in the areas of blood screening, virology, women’s health, microbiology and automation/emerging diagnostics. Mr. Andrews was also responsible for executive direction of all marketing functions, directed the development of the 10-year Strategic Plan for the organization and completed the reorganization of commercial operations during that period. From 2000 to 2002, Mr. Andrews held two senior executive positions with Indianapolis-based Roche Diagnostics Corporation. As Vice President, U.S. Commercial Operations, Molecular Diagnostics, he directed sales, marketing, technical field support and product development activities and was responsible for United States commercial strategy development for the clinical laboratory market. Prior to that, as Vice President, Marketing, U.S. Commercial Operations, he was responsible for planning and directing all aspects of the Roche U.S. Laboratory Systems Commercial Operations Marketing which included the clinical chemistry, immunochemistry, hematology, near patient testing and molecular markets. From 1995 to 2000, Mr. Andrews was Vice President of Atlanta-based Immucor, Inc. where he helped lead the transition of that company from a reagent manufacturer to an instrument systems company. Prior to Immucor, he spent almost 10 years in management positions of increasing responsibility at Chicago-based Abbott Diagnostics, culminating in the position of Senior Marketing Manager, Business Unit Operations. Mr. Andrews received a Bachelor’s degree in Biology and Chemistry from Spartanburg, South Carolina-based Wofford College in 1981 and participated extensively in the executive development programs at both Roche and Abbott Labs.
Mr. Andrews, with 25 years of executive experience, brings leadership and guidance to our Board. His strong record of leadership includes 6 years serving as our Chief Executive Officer and his prior position of Senior Vice President for the Global Marketing and Commercial Business Development group at Roche Molecular Diagnostics. As a result of having held numerous senior management positions in various medical diagnostic companies, Mr. Andrews has attained significant experience in strategic planning, business development, sales, marketing, and product development. His in-depth understanding of the medical diagnostic industry and his current position as our Chief Executive Officer, position him well to serve as Vice-Chairman of our Board.
PETER J. BONI
Mr. Boni has been President and Chief Executive Officer and a director of Safeguard Scientifics, Inc., or Safeguard, since August 2005. Prior to joining Safeguard, Mr. Boni was an Operating Partner for Advent International, Inc., a global private equity firm with $10 billion under management, from April 2004 to August 2005; Chairman and Chief Executive Officer of Surebridge, Inc., an applications outsourcer serving the mid-market, from March 2002 to April 2004; Managing Principal of Vested Interest LLC, a management consulting firm, from January 2001 to March 2002; and President and Chief Executive Officer of Prime Response, Inc., an enterprise applications software provider, from February 1999 to January 2001. Mr. Boni previously served as non-executive Chairman of Intralinks, Inc. Mr. Boni received a B.A. degree from the University of Massachusetts at Amherst.
Mr. Boni’s over 25 years of executive experience includes his current position as President and Chief Executive Officer of Safeguard and his previous positions as the Chief Executive Officer of numerous technology companies and as the Operating Partner of a global private equity firm with $10 billion under management. His qualifications include expertise in venture capital/private equity; capital markets transactions; debt and equity financings; strategic planning and development; merger and acquisition transactions; and domain expertise in the technology sector. In addition, Mr. Boni obtains significant corporate governance experience through his service on the board of Safeguard. With such significant leadership experience and business skills, Mr. Boni is well qualified to serve on our Board.
JAMES A. DATIN
Mr. Datin joined Safeguard as Executive Vice President and Managing Director, Life Sciences Group in September 2005. Mr. Datin served as Chief Executive Officer of Touchpoint Solutions, Inc., a provider of software that enables customers to develop and deploy applications, content and media on multi-user interactive devices, from December 2004 to June 2005; Group President in 2004 and Group President, International, from 2001 to 2003, of Dendrite International, Inc., a provider of sales, marketing, clinical and compliance solutions and services to global pharmaceutical and other life sciences companies; Group Director, Corporate Business Strategy and Planning at GlaxoSmithKline, from 1999 to 2001, where he also was a member of the company’s Predictive Medicine Board of Directors that evaluated acquisitions and alliances; and Chief Executive Officer of Isuta Holdings Berhad, a publicly traded distributor and manufacturer of medical and clean room products, from 1997 to 1999. His prior experience also includes international assignments with and identifying strategic growth opportunities for Baxter International Inc. Mr. Datin is Chairman of the Board.
Mr. Datin, with his extensive executive experience and broad industry knowledge, brings valuable insight and leadership to our Board. His significant experience includes his current position as Executive Vice President and Managing Director of Safeguard’s life sciences group, and his prior positions as the Chief Executive Officer of various private and public companies. Mr. Datin obtains vast knowledge in the areas of business acquisitions, alliances, and strategy, including international strategic planning. His successful track record in leading various multinational corporations that operate in the healthcare industry, along with his strong business background and managerial skills, qualify him to serve as Chairman of our Board.

ANN H. LAMONT
Ms. Lamont has been with Oak since 1982. She became a Managing Partner in 2006 and prior to that served as General Partner from 1986. Ms. Lamont leads the healthcare and financial services information technology teams at Oak. Prior to joining Oak, Ms. Lamont was a research associate with Hambrecht & Quist. Ms. Lamont serves on the boards of numerous private companies including NetSpend Corporation, PharMedium, Franklin & Seidelmann, LLC, Pay Flex Systems USA, Inc., United BioSource Holding LLC and iHealth Technologies, Inc. Ms. Lamont currently serves on the Stanford University Board of Trustees and has also served on the Executive Board of the National Venture Capital Association. Ms. Lamont also served on the board of directors of Psychiatric Solutions, Inc., a publicly traded provider of inpatient behavioral health care services, during the last five years. Ms. Lamont received a B.A. degree in Political Science from Stanford University.
With over 27 years of experience at Oak, a multi-stage venture capital firm, Ms. Lamont brings valuable operational and growth related insight to our Board. Her significant experience includes her current position as Managing Partner of Oak, where she leads the healthcare and financial services technology teams, and her previous service on the executive board of the National Venture Capital Association. Her qualifications include her successful track record in venture capital, which includes a number of successful biopharmaceutical investments, and healthcare information and services investments, and her vast corporate governance experience. Thus, Ms. Lamont is well qualified to serve on our Board.
FRANK P. SLATTERY, JR.
Mr. Slattery has served as President of Quintus Corporation, an originator of new companies utilizing science from several universities, since June 1994. Prior to March 1994, Mr. Slattery served as President and Chief Executive Officer and as a director of LFC Financial Corporation, a diversified financial corporation. Mr. Slattery is Vice Chairman of the Jefferson Health System, Inc. He is Chairman of the Board and a member of the audit and nominating and corporate governance committees of PolyMedix, Inc. (OTC: PYMX), a biotechnology company. In addition, Mr. Slattery is a director of numerous private companies, primarily engaged in technology ventures. Mr. Slattery received an A.B. degree from Princeton University and a J.D. degree from the University of Pennsylvania Law School.
With a wealth of knowledge in finance and a legal background, Mr. Slattery brings important financial and legal perspective to our Board. Mr. Slattery has a strong record of leadership which includes over 16 years of experience as President of Quintus Corporation and as the Chief Executive Officer of LFC Financial Corporation. Furthermore, Mr. Slattery has extensive corporate governance experience through his service as chairman of the board of a publicly traded company and as director on the boards of numerous privately held companies. As a result, Mr. Slattery is well qualified to serve on our Board.
DENNIS M. SMITH, JR., M.D.
Dr. Smith provides consulting and management services to the healthcare industry and to venture capital firms. Dr. Smith has over 30 years of experience in healthcare management, outreach laboratory, pathology, laboratory medicine, and blood banking. He is a board-certified clinical and anatomic pathologist and transfusion medicine specialist. Currently, Dr. Smith works actively as a consultant for RedPath Integrated Pathology, Inc., functions as its Chief Medical Officer, and serves on its board of directors. RedPath, a privately held company, uses mutational profiles to diagnose certain types of cancer. From 1997 to 2005, Dr. Smith served on the executive management team and board of directors of AmeriPath, Inc., a provider of diagnostic laboratory services. While at AmeriPath, Dr. Smith served as Senior Vice President and Medical Director from 1999 to 2001, Chief Medical Officer from 2001 to 2003 and Executive Director of AmeriPath’s Center for Advanced Diagnostics from 2003 to 2005. In addition, Dr. Smith served on AmeriPath’s board of directors from 2001 to 2003 and as AmeriPath’s Executive Vice President of Genomic Strategies from 2001 to 2005. Dr. Smith received a B.S. degree in Engineering Science from Vanderbilt University and an M.D. degree from the University of Tennessee Center for Health Sciences.
With over 30 years of experience in healthcare management, outreach laboratory, pathology, laboratory medicine, and blood banking, Dr. Smith provides valuable and unique perspective to our Board. Dr. Smith’s qualifications include the executive management and corporate governance experience he attained while at AmeriPath and through his current role as a consultant to RedPath Integrated Pathology. Dr. Smith, who is an expert in the areas of clinical and anatomic pathology and transfusion medicine and is the co-founder of Memorial Laboratories, a successful outreach reference laboratory in the Department of Pathology at Memorial Hospital, is well positioned to serve on our Board.

GREGORY D. WALLER
Mr. Waller’s career spans more than 35 years of experience in the healthcare industry and encompasses a variety of financial and operational functions both in the U.S. and abroad. Since March 2006, Mr. Waller has served as the Chief Financial Officer of Universal Building Products, a manufacturer of concrete construction accessories. From August 1993 to May 2005, Mr. Waller held various positions, including Chief Financial Officer, Vice President, Finance and Treasurer, at Sybron Dental Specialties, a publicly traded manufacturer of dental products. From July 1989 to August 1993, Mr. Waller was the Vice President, European Operations at Kerr Corporation and from December 1980 to July 1989 was the Vice President and Controller at Ormco Corporation, each of which is a wholly-owned subsidiary of Sybron Dental Specialties. Mr. Waller currently serves as a member of the board of directors and as the chairman of the audit committees of Endologix, Inc. (NASDAQ: ELGX), a developer and manufacturer of minimally invasive treatments for vascular diseases, SenoRx, Inc. (NASDAQ: SENO), a developer and manufacturer of minimally invasive medical devices used by breast care specialists for the diagnosis and treatment of breast cancer, and CardioGenesis Corporation (CGCP.PK), a global leader in products and technologies to treat severe angina pain. Mr. Waller also currently serves as a member of the board of directors and as a member of the audit committee of Biolase Technology, Inc. (NASDAQ: BLTI), a developer and manufacturer of lasers and related products for improved applications and procedures in dentistry and medicine. Mr. Waller previously served on the board of directors of Alsius Corporation, a publicly traded life science company, and Vivometrics, a privately held life science company. Mr. Waller received a B.A. degree in Political Science and an M.B.A. degree in Accounting from California State University at Fullerton.
Mr. Waller’s expansive experience in various financial and operational areas of the healthcare industry, along with his in-depth understanding of business, bring valuable business perspective to our Board. His significant experience includes his current position as Chief Financial Officer of Universal Building Products, a position he has held since 2006, and his previous position as Chief Financial Officer of Sybron Dental Specialties, a position he held for over 10 years. Moreover, Mr. Waller’s qualifications include extensive corporate governance experience which he attained through his service as chairman of the audit committees of several publicly traded companies and as a board member of numerous public and private companies. As a result, Mr. Waller is well positioned to serve on our Board.
STEPHEN T. ZARRILLI
Mr. Zarrilli has served as Senior Vice President and Chief Financial Officer of Safeguard since June 2008. Prior to joining Safeguard, Mr. Zarrilli co-founded, in 2004, the Penn Valley Group, a middle-market management advisory and private equity firm, and served as a Managing Director until June 2008, and continues to serve as chairman of the Penn Valley Group. While at the Penn Valley Group, Mr. Zarrilli also served as Acting Senior Vice President, Acting Chief Administrative Officer and Acting Chief Financial Officer of Safeguard from December 2006 to June 2007. Mr. Zarrilli also served as the Chief Financial Officer, from 2001 to 2004, of Fiberlink Communications Corporation, a software and services enterprise; as the Chief Executive Officer, from 2000 to 2001, of Concellera Software, Inc., a developer of content management software; as the Chief Executive Officer, from 1999 to 2000, and Chief Financial Officer, from 1994 to 1998, of US Interactive, Inc. (at the time a public company), a provider of internet strategy consulting, marketing and technology services which filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code in January 2001; and, previously, with Deloitte & Touche from 1983 to 1994. Mr. Zarrilli is a director and chairman of the audit committee of NutriSystem, Inc. (NASDAQ: NTRI). Mr. Zarrilli is a C.P.A. and received a B.A. degree in Accounting from LaSalle University.
Mr. Zarilli’s qualifications include his leadership experience, entrepreneurial skills, and accounting expertise. As a certified public accountant with 11 years of public accounting experience, Mr. Zarilli brings a wealth of accounting knowledge to our Board. His leadership experience includes his current position as Senior Vice President and Chief Financial Officer of Safeguard and his prior positions as Chief Financial Officer and Chief Executive Officer of various companies. Furthermore, Mr. Zarrilli serves as a director on the boards of various public and private companies and as chairman of the audit committee of a publicly traded company, and is the co-founder and managing partner of Penn Valley Group, a successful private equity firm. As a result, Mr. Zarrilli is well qualified to serve on our Board.

ELECTION OF DIRECTORS—ADDITIONAL INFORMATION
Director Independence
On an annual basis, each director and executive officer is obligated to complete a questionnaire that requires disclosure of any transactions with us in which a director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest. Following completion of these questionnaires, the Board, with the assistance of the Corporate Governance Committee, makes an annual determination as to the independence of each director using the current standards for “independence” established by the NASDAQ Listing Rules, federal securities laws, and the additional criteria set forth in our Statement on Corporate Governance, and consideration of any other material relationship a director may have with us.
Under the standards set out in our Statement on Corporate Governance, a director does not qualify as an independent director if, within the previous five years: (i) the director was employed by us; (ii) someone in the director’s immediate family was employed by us as an officer; (iii) the director was employed by or affiliated with our present or former independent registered public accounting firm; (iv) someone in the director’s immediate family was employed or affiliated with our present or former independent registered public accounting firm as an officer, partner, principal or manager; or (v) the director or someone in his/her immediate family was employed as an executive with another entity that concurrently has or had as a member of its compensation (or equivalent) committee of the board of directors any of our executive officers.
The Board has determined that Messrs. Slattery, Waller and Adams, Ms. Lamont and Dr. Smith are independent.
Board and Board Committee Meetings and Attendance at Annual Meeting of Stockholders
The Board, including all committees, held 42 meetings during our 2009 fiscal year. Each of the directors serving at the time attended in person or by teleconference at least 98% of the aggregate of all of the meetings held by the Board and any committees of the Board on which such person served during the last fiscal year. Although we have no formal policy requiring director attendance at annual meetings of stockholders, directors are encouraged to attend the annual meetings of stockholders. One of our directors attended the 2009 annual meeting of stockholders.
Stockholder Communications with the Board
Stockholders may send correspondence to the Board c/o Corporate Secretary at 31 Columbia, Aliso Viejo, CA 92656. The Corporate Secretary will review all correspondence addressed to the Board, or any individual Board member, for any inappropriate correspondence and correspondence more suitably directed to management. The Corporate Secretary will summarize all correspondence not forwarded to the Board and make the correspondence available to the Board for its review at the Board’s request. The Corporate Secretary will forward stockholder communications to the Board prior to the next regularly scheduled meeting of the Board following the receipt of the communication as appropriate.
Board Structure
As with prior years, the Board has chosen to separate the positions of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. Our Chief Executive Officer is responsible for setting the strategic direction for our company and for the day-to-day leadership of our company, while the Chairman of the Board provides guidance to the Chief Executive Officer, sets the agenda for Board meetings and presides over meetings of the full Board. In addition, the Board believes that it is in the best interests of our stockholders to separate the two positions because combining both positions in the same individual may concentrate too much power in the hands of a single executive, leading to potential entrenchment and poor bottom-line performance.
Role of Board in Risk Oversight Process
Management is responsible for the day-to-day management of risk and for identifying our risk exposures and communicating such exposures to our Board. Our Board is responsible for designing, implementing and overseeing our risk management processes. The Board does not have a standing risk management committee, but administers this function directly through the Board as a whole, as well as through committees of the Board. The Audit Committee oversees the risks associated with our accounting principles and procedures, financial reporting processes and system of disclosure controls and internal controls over financial reporting. The Corporate Governance Committee oversees the risks associated with our corporate governance principles and practices and our director nominee evaluation process. The Compensation Committee oversees the risks associated with our compensation programs. The whole Board considers strategic risks and opportunities and receives reports from the committees regarding risk oversight in their areas of responsibility as necessary. We believe our Board’s leadership structure facilitates the division of risk management oversight responsibilities among the committees and enhances the Board’s efficiency in fulfilling its oversight function with respect to different areas of our business risks and our risk mitigation practices.

BOARD COMMITTEES
The Board has designated three standing committees to perform certain functions with delegated authority from the full Board. The committees are the Audit Committee, the Compensation Committee and the Corporate Governance Committee, which serves as a nominating committee.
The Audit Committee
The Audit Committee currently consists of Messrs. Waller (Chairman) and Slattery, and Dr. Smith, each of whom is financially literate. The Board has determined that Messrs. Waller and Slattery, and Dr. Smith, are “independent” within the meaning of NASDAQ corporate governance requirements, as well as with respect to the enhanced independence standards applicable to audit committees pursuant to Rule 10A-3(b)(i) under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The Board has determined that Messrs. Slattery and Waller are “audit committee financial experts” as defined by applicable SEC rules.
The principal purposes of the Audit Committee are to:
•	oversee our accounting and financial reporting processes and the audits of our financial statements;
•	assist the Board in its oversight of the integrity of our financial statements, our internal controls and the performance of our internal audit function;
•	interact directly with and evaluate the performance of our independent auditors, including to determine whether to engage or dismiss the independent auditors and to monitor the independent auditors’ qualifications and independence; prepare the report required by the rules of the SEC to be included in our proxy statement; and
•	discharge such duties and responsibilities as may be required of the Audit Committee by the provisions of applicable law or the NASDAQ Listing Rules.
The Audit Committee held eight meetings during our 2009 fiscal year.
The Audit Committee has adopted a charter and reviews the contents of the charter at least annually. The Audit Committee’s current charter is available on our website (www.clarientinc.com) under “Investor Relations—Corporate Governance.”
The Compensation Committee
The Compensation Committee currently consists of Dr. Smith (Chairman), Mr. Waller and Ms. Lamont. The Board has determined that each of Dr. Smith, Mr. Waller and Ms. Lamont are “independent” within the meaning of the NASDAQ Listing Rules. The principal purposes of the Compensation Committee are to:
•	review, consider, suggest and approve compensatory plans and pay levels for our Chief Executive Officer and our other executive officers;
•	recommend to the Board the annual retainer and meeting attendance fees for all of our non-employee directors for service on the Board and its committees;
•	review and administer, in conjunction with management, the employee long- and short-term compensation plans, employee performance-based incentive plans (which may be cash and/or equity based) and other employee benefit plans in alignment with our business strategy and in a manner that reflects, in general, programs and practices within the medical device and diagnostic services industries;
•	issue annually a report on executive compensation in accordance with the applicable rules and regulations of the SEC for inclusion in our proxy statement; and
•	discharge such duties and responsibilities as may be required of the Compensation Committee by the provisions of applicable law or the NASDAQ Listing Rules.
The Compensation Committee held eight meetings during our 2009 fiscal year.

The Compensation Committee has adopted a charter and reviews the contents of the charter at least annually. The Compensation Committee’s current charter is available on our website (www.clarientinc.com) under “Investor Relations—Corporate Governance.”
A discussion of the Compensation Committee’s processes and procedures for the consideration and determination of executive compensation and the role of the chief executive officer in recommending the amount or form of executive compensation are contained in “Compensation Discussion and Analysis.”
The Corporate Governance Committee
The Corporate Governance Committee, which serves as the nominating committee, currently consists of Messrs. Slattery (Chairman) and Waller, and Dr. Smith. The principal purposes of the Corporate Governance Committee are to:
•	establish criteria for the selection of directors, to consider qualified board candidates recommended by stockholders, and to recommend to the Board the nominees for director in connection with our annual meeting of stockholders;
•	take a leadership role in shaping our corporate governance policies and to develop and recommend to the Board our Statement on Corporate Governance and our Code of Business Conduct and Ethics;
•	conduct annual evaluations of the Board, its committees and its members; and
•	discharge such duties and responsibilities as may be required of the Committee by the provisions of applicable law or the NASDAQ Listing Rules.
The Board has determined that each member of the Corporate Governance Committee meets the independence requirements of the NASDAQ Listing Rules.
The Corporate Governance Committee held six meetings during our 2009 fiscal year.
The Corporate Governance Committee has adopted a charter and reviews the contents of the charter at least annually. The Corporate Governance Committee’s current charter is available on our website (www.clarientinc.com) under “Investor Relations—Corporate Governance.”
Qualifications of Director Nominees
The Corporate Governance Committee has established Board membership criteria as a guideline in considering nominations to the Board. The criteria to be considered include: independence, experience, outside time commitments, expertise, accounting and finance knowledge, business judgment, leadership ability, knowledge of international markets, experience in developing and assessing business strategies, corporate governance expertise, risk management skills and, for incumbent directors, past performance as a director. The criteria are not exhaustive and the Corporate Governance Committee and the Board may consider other qualifications and attributes that they believe are appropriate in evaluating the ability of an individual to serve as a member of the Board.
The Corporate Governance Committee believes that differences in background, professional experiences, education, skill and viewpoints enhance the Board’s performance. Thus, the Corporate Governance Committee considers such diversity in selecting, evaluating and recommending proposed nominees. In addition, the Corporate Governance Committee is sensitive to outstanding talent among minority groups and women. However, neither the Corporate Governance Committee nor the Board has implemented a formal policy with respect to the consideration of diversity for the composition of the Board.
Manner by which Stockholders May Recommend Director Candidates
The Corporate Governance Committee will consider director candidates recommended by our stockholders. All recommendations must be directed to the Corporate Governance Committee c/o Corporate Secretary at 31 Columbia, Aliso Viejo, CA 92656, not less than 120 days prior to the first anniversary of the date on which notice of the prior year’s meeting was first mailed to stockholders. Each recommendation must contain certain information about each proposed nominee, including age, business and residence addresses, principal occupation, the number of shares of common stock beneficially owned and such other information as would be required to be included in a proxy statement soliciting proxies for the election of such proposed nominee. For a description of the criteria used by the Corporate Governance Committee in selecting new nominees for the Board, see “Qualifications of Director Nominees” above and our Statement on Corporate Governance, which is available on our website (www.clarientinc.com) under “Investor Relations—Corporate Governance.”

Corporate Governance Committee’s Process for Identifying and Evaluating Nominees for Director
Prior to each annual meeting of stockholders at which directors are to be elected, and whenever there is otherwise a vacancy on the Board, the Corporate Governance Committee will consider incumbent Board members and other well-qualified individuals as potential director nominees. Historically, the Corporate Governance Committee has not relied on third-party search firms to identify Board candidates, though it may in the future choose to do so in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate. The Corporate Governance Committee will review each potential candidate’s qualifications in light of the Board membership criteria described above. The Corporate Governance Committee will select the candidate or candidates it believes are the most qualified to recommend to the Board for selection as a director nominee. Candidates recommended from a stockholder are evaluated in the same manner as candidates identified by a Committee member.
Other Board Committees; Executive Sessions of Independent Directors
The Board from time to time may form other Board committees for specific purposes and for specific time periods.
Our independent directors have regularly scheduled executive sessions at which only independent directors are present. The presiding director at these executive sessions rotates among the independent directors.
Corporate Governance Guidelines and Code of Ethics
The Board has adopted a Statement on Corporate Governance and a Code of Ethics applicable to all directors, officers and employees. Both documents are available on our website (www.clarientinc.com) under “Investor Relations—Corporate Governance.” We will provide a copy of these documents to any person, without charge, upon request by writing to us at Clarient, Inc., Office of Investor Relations, 31 Columbia, Aliso Viejo, CA 92656. We will post on our website any amendments to, or waivers of, our Code of Ethics that relate to our directors or executive officers.
BOARD COMPENSATION
2009 Director Compensation
The following table provides information on compensation earned during 2009 by each director who served on the Board at any time during 2009.
Fiscal Year 2009 Director Compensation

	Fees Earned or
	Paid in Cash	Option Awards	Total
Name	($)	($)(1)(2)	($)(3)

Peter J. Boni	—	—	—
James A. Datin	—	—	—
Andrew W. Adams (4)	—	—	—
Ann H. Lamont (4)	—	—	—
Michael J. Pellini, M.D. (4)	—	—	—
Stephen T. Zarrilli	—	—	—
Frank P. Slattery, Jr.	41,000	29,861	70,061
Dennis M. Smith, Jr., M.D.	40,250	29,861	70,111
Gregory D. Waller	46,750	29,861	76,611
Jon R. Wampler (4)	11,000	—	11,000

(1)	The amounts shown in this column represent the grant date fair values for awards in 2009. The grant date fair values have been determined based on the assumptions and methodologies set forth in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (Note 11, Stock-Based Compensation).

(2)	At December 31, 2009, each of the directors named below held the number of outstanding and vested stock options to purchase the number of shares of our common stock shown next to his name:

Stock Options
Name	Outstanding and Vested (#)

Peter J. Boni	—
James A. Datin	—
Stephen T. Zarrilli	—
Frank P. Slattery, Jr.	118,750
Dennis M. Smith, Jr., M.D.	83,750
Gregory D. Waller	83,750

(3)	Directors are also eligible for reimbursement of expenses incurred in connection with attendance at Board meetings. These amounts are not included in the table above.

(4)	Ann Lamont and Andrew Adams replaced Michael Pellini and Jon Wampler on the Board on March 23, 2009.
Directors employed by us or a wholly-owned subsidiary receive no additional compensation, other than their normal salary, for serving on the Board or its committees. Through May 12, 2009, each director who was not an employee of our company, a subsidiary of our company, Safeguard or Oak was paid a fee of $1,000 per meeting for attendance at Board meetings and each committee meeting, except that if such director participated in a Board or committee meeting via telephone, he was paid a fee of $500 for that meeting. Effective May 13, 2009, each director who is not an employee of our company, a subsidiary of our company, Safeguard or Oak received an annual cash retainer of $20,000. An additional $5,000 annual fee was paid to each director who served as a chairperson of the Compensation Committee and the Corporate Governance Committee. An additional $7,500 annual fee was paid to the director who serves as the chairperson of the Audit Committee. Also effective as of May 13, 2009, each such director was paid a fee of $1,500 per meeting for attendance at Board meetings and each committee meeting, except that if such director participates in a Board or committee meeting via telephone, he was paid a fee of $500 for that meeting. All directors receive reimbursement of out-of-pocket expenses incurred in connection with attending meetings of the Board or Board committees or with respect to other company business.
Each director who is not an employee of our company, our subsidiaries, Safeguard or Oak is eligible to receive stock option grants at the discretion of the Board. Directors’ initial option grants are to purchase 30,000 shares of our common stock, have a seven-year term and are 20% vested on the grant date, with the remaining 80% vesting in 12 equal increments on the same day of each third month thereafter. Effective May 13, 2009, directors’ annual option grants are to purchase 20,000 shares of our common stock, vesting 25% each three months following the grant date. Any director who serves as a committee chairperson may also receive additional annual grants to purchase 5,000 shares of our common stock, which vest 25% each three months following the grant date. The exercise price of these options is equal to the closing price of a share of our common stock as reported on the NASDAQ Capital Market on the grant date. On May 13, 2009, option grants were awarded to independent directors serving on the board at an exercise price of $2.71 per share, as follows: 25,000 each to Messrs. Slattery and Waller, and Dr. Smith.
PROPOSAL TWO: APPROVAL OF AMENDMENTS TO THE 2007 INCENTIVE AWARD PLAN
(Item 2 on Proxy Card)
Introduction
The 2007 Plan was originally approved by the Board in April 2007 and by our stockholders in June 2007 as a replacement for our ChromaVision Medical Systems, Inc. 1996 Equity Compensation Plan, or the 1996 Plan, which expired in December 2006. In April 2010, the Board approved, subject to and effective upon stockholder approval, amendments to the 2007 Plan to (i) increase the number of shares of our common stock reserved for issuance thereunder by 7,000,000 shares, or from 8,911,181 shares to 15,911,181 shares, and (ii) increase the maximum number of shares which may be issued as incentive stock options from 5,000,000 to 12,000,000.
As of April 15, 2010, approximately 350,000 shares of our common stock remained available for equity awards under the 2007 Plan. The proposed increases in the total number of shares reserved for issuance under the 2007 Plan and the maximum number of shares issuable as incentive stock options are based on the Board’s assessment of our anticipated needs under our equity compensation program. We believe that the grant of equity awards under the 2007 Plan is a key component of our equity compensation program, which provides us with the ability to attract and retain qualified employees, non-employee directors and other service providers. Based upon an internal discussion and assessment of our anticipated grants under the 2007 Plan, we believe that the proposed increases in the total number of shares reserved for issuance under the 2007 Plan and the maximum number of shares issuable as incentive stock options will be sufficient to meet our equity compensation requirements for approximately one year from the date of the annual meeting.

If the amendments to the 2007 Plan are approved by the stockholders, then they will be effective as of the date of the annual meeting. Otherwise, the 2007 Plan will remain in effect in its current form, subject to amendment from time to time as provided therein.
A summary of the 2007 Plan, as amended, is set forth below. The summary is qualified in its entirety by reference to the full text of the 2007 Plan, as amended, which is attached as Appendix A to this proxy statement.
Description of the 2007 Plan, as Amended
Administration
The 2007 Plan provides that it will be administered by the full Board unless the Board, at its discretion, delegates administration of the 2007 Plan to a committee. Unless otherwise determined by the Board, such committee must consist of two or more members of the Board, each of whom is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code. The Board has delegated administration of the 2007 Plan to the Compensation Committee, which is therefore deemed to be the “Committee” under the 2007 Plan. Notwithstanding the foregoing, the full Board conducts the general administration of the Plan with respect to all awards granted to independent directors.
The Committee has the exclusive authority to administer the 2007 Plan, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction, except that the Committee will not have the authority to accelerate vesting or waive the forfeiture of any performance-based awards.
Eligibility
Persons eligible to participate in the 2007 Plan include non-employee members of the Board, employees and service providers of our company and our subsidiaries, as determined by the Committee.
Limitation on Awards and Shares Available
The maximum number of shares of our common stock available for issuance under the 2007 Plan is 15,911,181; provided, however, that no more than 12,000,000 shares of common stock may be delivered upon the exercise of incentive stock options. To the extent that an award terminates, expires or lapses for any reason, any shares subject to the award may be used again for new grants under the 2007 Plan. In addition, shares tendered or withheld to satisfy the grant or exercise price or any tax withholding obligation may be used for grants under the 2007 Plan. To the extent permitted by law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form or combination by us or any of our subsidiaries will not be counted against the shares available for issuance under the 2007 Plan. No shares of common stock may again be optioned, granted or awarded if such action would cause an incentive stock option to fail to qualify as an incentive stock option under Section 422 of the Code.
Notwithstanding the foregoing, no shares will become available (a) upon the cancellation of existing awards or any similar transactions following the tenth anniversary of stockholder approval of the 2007 Plan or (b) if the return of shares would require additional stockholder approval of the 2007 Plan pursuant to the NASDAQ Listing Rules. The payment of dividend equivalents in cash in conjunction with outstanding awards will not be counted against the shares available for issuance under the 2007 Plan. The shares of common stock covered by the 2007 Plan may be treasury shares, authorized but unissued shares or shares purchased in the open market.
The maximum number of shares of common stock that may be subject to one or more awards to a participant pursuant to the 2007 Plan during any one calendar year period is 750,000 and the maximum amount that may be paid in cash during any one calendar year period (as measured from the date of payment) with respect to any performance-based award (including, without limitation, any performance bonus award) is $750,000.

Awards
The 2007 Plan provides for the grant of incentive stock options and nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, performance bonus awards and performance-based awards.
Stock options, including incentive stock options as defined under Section 422 of the Code, and nonqualified stock options may be granted pursuant to the 2007 Plan. The option exercise price of all stock options granted pursuant to the 2007 Plan will be at least 100% of the fair market value of our common stock on the date of grant. Stock options may be exercised as determined by the Committee, but in no event after the tenth anniversary of the date of grant. Incentive stock options may be granted only to our employees, and will expire and may not be exercised to any extent by anyone after the first to occur of the following events: (i) ten years from the date of grant, unless an earlier time is set in the award agreement; (ii) three months after the optionee’s termination of employment as an employee; or (iii) one year after the date of the optionee’s termination of employment on account of disability or death. The aggregate fair market value of the shares with respect to which options intended to be incentive stock options are exercisable by an employee in any calendar year may not exceed $100,000 or such other amount as the Code provides. Any option (or portion thereof) purported to be an incentive stock option which, for any reason, fails to meet the requirements of Section 422 of the Code will be considered a nonqualified stock option.
Upon the exercise of a stock option, the purchase price must be paid in full in either cash, by tendering previously acquired shares of common stock with a fair market value at the time of exercise equal to the exercise price (provided such shares have been held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences) or other property acceptable to the Committee. However, no participant who is a member of the Board or an executive officer will be permitted to pay the exercise price of an option or continue any extension of credit with respect to the exercise price of an option with a loan from us or a loan arranged by us in violation of Section 13(k) of the Exchange Act.
Restricted stock may be granted pursuant to the 2007 Plan. A restricted stock award is the grant of shares of our common stock at a price determined by the Committee (including zero) that is nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the Committee.
A stock appreciation right, or SAR, is the right to receive payment of an amount equal to the excess of the fair market value of a share of common stock on the date of exercise of the SAR over the fair market value of a share of common stock on the date of grant of the SAR.
Changes in Capital Structure
In the event of a stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution of our assets to our stockholders or any change affecting our common stock or the share price of our common stock, the Committee will make proportionate adjustments to: (i) the aggregate number of, and kinds of, shares of stock subject to the 2007 Plan; (ii) the terms and conditions of any outstanding awards (including any applicable performance targets); and (iii) the grant or exercise price for any outstanding awards. In addition, in such a case or in the event of any unusual or nonrecurring transactions or events affecting us or of changes in applicable laws, the Committee may take any of the following actions if it determines that such action is appropriate in order to prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the 2007 Plan or with respect to any award: (i) provide for either the termination, purchase or replacement of the awards; (ii) provide that the awards shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (iii) make adjustments in the number and type of shares of common stock (or other securities or property) subject to outstanding awards and/or in the terms and conditions of (including the exercise price), and the criteria included in, outstanding awards which may be granted in the future; (iv) provide for the acceleration of vesting or exercisability of the awards; and (v) provide that the awards cannot vest or be exercised after the event that triggers the action.
Except as otherwise provided under the terms of an award agreement, if a “change of control” of our company occurs, any surviving or acquiring entity may assume any awards outstanding under the 2007 Plan or may substitute comparable stock, cash or other awards (including an award to acquire the same consideration paid to stockholders in the change of control transaction) for awards outstanding under the 2007 Plan on terms no less favorable to the affected holder than the terms of the award for which such new award is being substituted. If the surviving or acquiring entity does not assume such awards or does not substitute similar stock, cash or other awards for those outstanding under the 2007 Plan, then any awards held by participants in the 2007 Plan whose status as a service provider has not terminated prior to such change of control event will become fully exercisable and all forfeiture restrictions will lapse (and any outstanding options will terminate if not exercised prior to the closing of the change of control transaction). The sale by Safeguard of its equity interest in our company to one or more purchasers is not considered a “change of control” under the 2007 Plan unless a majority of our equity securities not held by Safeguard are transferred in the same transaction or in a series of related transactions.

Amendment and Termination
The Committee, subject to approval of the Board, may terminate, amend or modify the 2007 Plan at any time. However, stockholder approval must be obtained for any amendment to the extent necessary or desirable to comply with applicable law or the NASDAQ Listing Rules, to increase the number of shares available under the 2007 Plan, to permit the Committee to grant options with an exercise price below fair market value on the date of grant or to extend the exercise period for an option beyond ten years from the date of grant. In addition, without approval of our stockholders, no option may be amended to reduce the per share exercise price of the shares subject to such option below the per share exercise price as of the date the option was granted and, except to the extent permitted by the 2007 Plan in connection with changes in our capital structure, no option may be granted in exchange for, or in connection with, the cancellation or surrender of an option having a higher per share exercise price.
In no event may an award be granted pursuant to the 2007 Plan on or after the tenth anniversary of the date the 2007 Plan was originally approved by our stockholders.
Securities Law
The 2007 Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Exchange Act, and any and all regulations and rules promulgated by the SEC thereunder, including, without limitation, Rule 16b-3 under the Exchange Act. The 2007 Plan is administered, and options are granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the 2007 Plan and options and other equity awards granted thereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
Federal Income Tax Consequences
The income tax consequences of the 2007 Plan under current federal law are summarized in the following discussion which deals with the general income tax principles applicable to the 2007 Plan, and is intended for general information only. Except as otherwise specifically provided below, alternative minimum tax and state and local income taxes are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The tax information summarized is not tax advice.
Nonqualified Stock Options. For federal income tax purposes, an optionee generally will not recognize taxable income on the grant of a nonqualified stock option under the 2007 Plan, but will recognize ordinary income, upon the exercise of a nonqualified stock option. The amount of income recognized generally will be equal to the excess, if any, of the fair market value of the shares at the time of exercise over the aggregate exercise price paid for the shares, regardless of whether the exercise price is paid in cash or in shares or other property. An optionee’s basis for the stock for purposes of determining his or her gain or loss upon a subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the nonqualified stock option, and any subsequent gain or loss will generally be taxable as capital gains or losses. We (or another employer corporation) generally will be entitled to a tax deduction with respect to the exercise of a nonqualified stock option for the amount the optionee recognizes as ordinary income upon such exercise.
Incentive Stock Options. An optionee generally will not recognize taxable income upon either the grant or exercise of an incentive stock option. However, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be an “item of tax preference” for the optionee for purposes of the alternative minimum tax. Generally, upon the sale or other taxable disposition of the shares of common stock acquired upon exercise of an incentive stock option, the optionee will recognize income taxable as capital gains in an amount equal to the excess, if any, of the amount realized in such disposition over the option exercise price, provided that no disposition of the shares has taken place within either (a) two years from the date of grant of the incentive stock option or (b) one year from the date of exercise. If the shares of common stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the incentive stock option exercise price and the fair market value of the shares on the date of exercise generally will be taxable as ordinary income. The balance of the amount realized from such disposition, if any, generally will be taxed as capital gain. If the shares of common stock are disposed of before the expiration of the one-year and two-year periods and the amount realized is less than the fair market value of the shares at the date of exercise, the optionee’s ordinary income generally is limited to the excess, if any, of the amount realized in such disposition over the option exercise price paid. We (or another employer corporation) generally will be entitled to a tax deduction with respect to an incentive stock option only to the extent the optionee has ordinary income upon the sale or other disposition of the shares of common stock.

Stock Appreciation Rights. No taxable income is generally recognized upon the receipt of a SAR, but upon exercise of the SAR the fair market value of the shares (or cash in lieu of shares) received generally will be taxable as ordinary income to the recipient in the year of such exercise. We generally will be entitled to a tax deduction for the amount the recipient recognizes as ordinary income.
Restricted Stock and Deferred Stock. An employee to whom restricted or deferred stock is issued generally will not recognize taxable income upon such issuance and we generally will not then be entitled to a tax deduction, unless, in the case of restricted stock, an election is made under Section 83(b) of the Code. However, where no election under Section 83(b) is made, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the employee generally will recognize ordinary income and we generally will be entitled to a tax deduction for an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price therefor. Similarly, when deferred stock vests and is issued to the employee, the employee generally will recognize ordinary income and we generally will be entitled to a tax deduction for the amount equal to the fair market value of the shares at the date of issuance. If an election is made under Section 83(b) with respect to qualifying restricted stock, the employee generally will recognize ordinary income at the date of issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price therefor and we will be entitled to a deduction for the same amount. The Code does not permit a Section 83(b) election to be made with respect to deferred stock.
Dividend Equivalents. A recipient of a dividend equivalent award generally will not recognize taxable income at the time of grant, and we will not be entitled to a tax deduction at that time. When a dividend equivalent is paid, the participant generally will recognize ordinary income, and we will be entitled to a corresponding tax deduction.
Performance Awards. A participant who has been granted a performance award generally will not recognize taxable income at the time of grant, and we will not be entitled to a tax deduction at that time. When an award is paid, whether in cash or common stock, the participant generally will recognize ordinary income, and we will be entitled to a corresponding tax deduction.
Stock Payments. A participant who receives a stock payment in lieu of a cash payment that would otherwise have been made will generally be taxed as if the cash payment has been received, and we generally will be entitled to a tax deduction for the same amount.
Section 162(m) Limitation. In general, under Section 162(m), income tax deductions of publicly held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises, transfers of property and benefits paid under nonqualified plans) for certain executive officers exceeds $1 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain “performance-based compensation.” Under Section 162(m), stock options and SARs will satisfy the “performance-based compensation” exception if the awards of the options or SARs are made by a committee of the Board consisting solely of two or more “outside directors,” the plan sets the maximum number of shares that can be granted to any person within a specified period, and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option or SAR exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Other types of awards may only qualify as “performance-based compensation” if such awards are granted or payable only to the recipients based upon the attainment of objectively determinable and pre-established performance targets established by a qualifying committee of the Board and related to performance goals approved by our stockholders.
The 2007 Plan has been designed in order to permit the Committee to grant stock options and SARs that will qualify as “performance-based compensation” under Section 162(m). In addition, in order to permit awards other than stock options and SARs to qualify as “performance-based compensation,” the 2007 Plan allows the Committee to designate as “Section 162(m) Participants” some employees whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m). The Committee may grant awards to Section 162(m) Participants that vest or become exercisable upon the attainment of specific performance targets that are related to one or more of the performance goals set forth in the 2007 Plan.

Section 409A. To the extent that the Committee determines that any award granted under the 2007 Plan is subject to Section 409A of the Code, the award agreement evidencing such award shall incorporate the terms and conditions required by Section 409A of the Code. In addition, the 2007 Plan and accompanying award agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. The Committee may adopt such amendments to the 2007 Plan and any award agreement or take any other actions to exempt any award from Section 409A of the Code or comply with the requirements of Section 409A of the Code and related Treasury guidance.
Performance Goals Under the 2007 Plan
General. As described above, the 2007 Plan contains performance goals that govern the grant of certain awards under the 2007 Plan. Our stockholders approved the performance goals for the grant of certain awards under the 2007 Plan as required by Section 162(m) and regulations promulgated thereunder.
Eligible Employees. Restricted stock awards, deferred stock awards, performance awards, dividend equivalents and stock payments under the 2007 Plan are limited to Section 162(m) Participants who are selected by the Committee to participate. However, only such awards granted to such Section 162(m) Participants can qualify as performance-based compensation under Section 162(m).
Administration of Performance Goals. The Committee has discretion to determine if awards under the 2007 Plan are intended to qualify as performance-based compensation under Section 162(m) or not. If any awards other than options or SARs are so intended to qualify, then, generally within 90 days of the start of each performance period, the Committee (i) designates one or more Section 162(m) Participants, (ii) selects the performance goal or goals applicable to the designated performance period, (iii) establishes the various targets and bonus amounts which may be earned for such performance period and (iv) specifies the relationship between performance goals and targets and the amounts to be earned by each Section 162(m) Participant for such performance period. The Committee may designate, as the performance period for awards intended to be qualified performance-based compensation under the 2007 Plan, our fiscal year or any other fiscal period or period of service (or such other time as may be required or permitted by Section 162(m)).
The performance goals used to determine the terms and conditions of awards intended to be qualified performance-based compensation under the 2007 Plan are based on any or all of the following business criteria with respect to us, any subsidiary or any division or operating unit: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of common stock and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group).
Performance goals may be determined in accordance with generally accepted accounting principles or may be subject to such adjustments as the Committee may specify at the beginning of the performance period with respect to an award (other than an option or SAR) that is intended to qualify as qualified performance-based compensation.
The Committee must certify the attainment of the applicable performance target before a Section 162(m) award is paid under the 2007 Plan. In determining the amounts paid to any Section 162(m) Participant, the Committee has the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that it may deem relevant to the assessment of individual or corporate performance for the designated performance period.
New Plan Benefits
Awards granted under the 2007 Plan are subject to the discretion of the Committee. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2007 Plan.

Equity Compensation Plan Information
Information about our equity compensation plans as of December 31, 2009 is set forth in the following table:

			Number of securities
			remaining available for
	Number of securities to be	Weighted average exercise	future issuance under
	issued upon exercise of	price of outstanding	equity compensation plans
	outstanding options,	options, warrants	(excluding securities
	warrants and rights	and rights	reflected in column(a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders:	6,432,754	$1.80	580,593
Equity compensation not approved by security holders (1):	1,934,253	1.04	—

Total:	8,367,007	$1.62	580,593

(1)	Represents (i) inducement stock option grants made to two of our officers upon commencement of their employment with us, (ii) stock option grants cancelled and re-granted to a former officer upon his resignation, and (iii) stock option grants made in exchange for the stock options then held in Applied Genomics, Inc., or AGI, a company we acquired in December 2009. All such awards were outstanding and unexercised as of December 31, 2009.
(a)	In July 2004, our Board granted our Chief Executive Officer, as an inducement to his employment, a stand-alone option agreement to purchase 0.75 million shares of our common stock for a purchase price of $1.58 per share. In September 2004, our Board granted our Chief Medical Officer, as an inducement to his employment, a stand-alone option agreement to purchase 0.4 million shares of our common stock of for a purchase price of $1.04. Each option holder may purchase up to 25% of the shares under each option on the first anniversary of the option grant date, and has the right to purchase the remaining shares as they vest in equal monthly installments over 36 months, so that each option is fully vested four years after the date of grant.
(b)	Our then Chief Financial Officer resigned during the quarter ended June 30, 2008. In connection with his resignation, we cancelled and re-granted 0.2 million fully-vested common stock options for a purchase price of $0.90 and term expiring in June 2016.
(c)	In December 2009, the Board approved our acquisition of AGI. As part of the terms of the acquisition, we were obligated to exchange all outstanding AGI stock options for our stock options in accordance with a contractual exchange rate and exercise price, resulting in the issuance of 0.6 million options to purchase our common stock with an exercise price of $0.40 per share, of which 0.3 million options contain performance-based conditions, in addition to time-based vesting requirements. Each such option holder may purchase up to 35% of the shares under each option on the first anniversary of the option grant date, and has the right to purchase the remaining shares as they vest in equal monthly installments over 36 months, so that each option is fully vested four years after the date of grant, subject to performance-based vesting requirements as applicable.
Vote Required
The affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the meeting is required to approve the amendments to the 2007 Plan. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on this proposal, and will have the same effect as votes against the proposal. Broker non-votes are not counted for the purpose of determining whether this matter is approved, and therefore will have no effect on the approval of the amendments to the 2007 Plan.
Recommendation of the Board
The Board unanimously recommends that our stockholders vote FOR approval of the amendments to the 2007 Plan to (i) increase the number of shares of common stock reserved for issuance thereunder by 7,000,000 shares, or from 8,911,181 shares to 15,911,181 shares, and (ii) increase the maximum number of shares which may be issued as incentive stock options from 5,000,000 to 12,000,000. Proxies solicited by the Board will be so voted unless stockholders specify otherwise on their proxy cards.

PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP
(Item 3 on Proxy Card)
The Audit Committee, composed entirely of independent, non-employee members of the Board, approved the appointment of Deloitte & Touche LLP, or Deloitte, as our independent registered public accounting firm for the fiscal year ending December 31, 2010, and the Board has recommended that our stockholders ratify the appointment. Deloitte audited our financial statements for the fiscal year ended December 31, 2009.
Prior to the Audit Committee’s appointment of Deloitte, KPMG LLP, or KPMG, served as our independent registered public accounting firm. In September 2009, the Audit Committee conducted a competitive process to determine our independent registered public accounting firm for the 2009 fiscal year. The Audit Committee invited three national accounting firms to participate in this process, including KPMG. As a result of this process, the Audit Committee approved, on our behalf, the dismissal of KPMG as our independent registered public accounting firm, effective September 22, 2009, and, on the same date, appointed Deloitte as our independent registered public accounting firm for our 2009 fiscal year.
KPMG’s audit reports on our consolidated financial statements as of and for each of the two fiscal years ended December 31, 2008 and December 31, 2007 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:
•	KPMG’s audit reports on our consolidated financial statements as of and for the years ended December 31, 2008 and 2007 contained a separate paragraph stating that, “the Company [Clarient] has suffered recurring losses from operations and negative cash flows from operations and has working capital and net capital deficiencies. In addition, it is not probable that the Company [Clarient] can remain in compliance with the restrictive financial covenants in its bank credit facilities. These matters raise substantial doubt about the Company’s [Clarient’s] ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.” The audit reports also refer to our change in our method of accounting for uncertainties in income taxes in 2007.
During the two fiscal years ended December 31, 2008 and December 31, 2007, and the subsequent interim period through September 22, 2009, the date of dismissal of KPMG, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) between us and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its report for such years. In addition, during the periods identified above, there were no reportable events (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except such material weaknesses identified by us in Item 9A. Controls and Procedures within our Annual Report on Form 10-K for the fiscal years ended December 31, 2008 and 2007.
We previously reported the Audit Committee’s determination to dismiss KPMG and to appoint Deloitte as our independent registered public accounting firm on a Current Report on Form 8-K filed by us with the SEC on September 28, 2009. We provided KPMG with a copy of the foregoing disclosures and requested that KPMG furnish us with a letter addressed to the SEC stating whether it agrees with the foregoing disclosures and, if not, stating the respects in which it does not agree. A copy of the letter from KPMG was filed as Exhibit 16.1 to our Form 8-K filed on September 28, 2009.
During the two fiscal years ended December 31, 2008 and December 31, 2007, and the subsequent interim period through September 22, 2009, neither we, nor anyone acting on our behalf, consulted with Deloitte regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written report nor oral advice was provided by Deloitte that was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any of the matters or events set forth in Item 304(a)(2)(ii) of Regulation S-K.
If the stockholders do not ratify the appointment of Deloitte, the Audit Committee may reconsider its recommendation and may retain Deloitte or another accounting firm without resubmitting the matter to the stockholders. Even if the stockholders ratify the appointment of Deloitte, the Audit Committee may select another firm if it determines such selection to be in the best interests of us or our stockholders.
Services provided to us and our subsidiaries by Deloitte and KPMG in fiscal 2009 and services provided to us and our subsidiaries by KPMG in fiscal 2008 are described below under “Audit and Non-Audit Fees.” Representatives of Deloitte are expected to attend the annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Ratification of the appointment of Deloitte requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote on the proposal.
Recommendation of the Board
The Board unanimously recommends that our stockholders vote FOR ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2010. Proxies solicited by the Board will be so voted unless stockholders specify otherwise on their proxy cards.
Audit and Non-Audit Fees
The following table presents fees for professional services rendered by KPMG and Deloitte for the audit of our annual consolidated financial statements for fiscal 2009 and fiscal 2008, respectively, and fees billed for other services rendered by KPMG and Deloitte.

	2009	2008

Audit Fees(1)	$593,516	$743,339
Tax Fees(2)	41,923	114,206

Total	$635,439	$857,545

(1)	Represents the aggregate fees billed to us by KPMG and Deloitte for professional services rendered for the audit of our annual consolidated financial statements, for the reviews of the consolidated financial statements included in our Form 10-Q filings for each fiscal quarter, preparation of comfort letter, review of registration statements and consents and work performed in connection with the internal control attestation of our company.

(2)	Tax fees consisted of services for U.S. federal and state and local tax planning, advice and compliance, tax valuation services, and assistance with tax audits and appeals.
The Audit Committee has a policy to review and approve in advance the retention of the independent registered public accounting firm for the performance of all audit and lawfully permitted non-audit services and the fees for such services. The Audit Committee may delegate to one or more of its members the authority to grant pre-approvals for the performance of non-audit services, and any such Audit Committee member who pre-approves a non-audit service is required to report the pre-approval to the full Audit Committee at its next scheduled meeting. The Audit Committee periodically notifies the Board of their approvals. The Audit Committee approved all of the services provided by KPMG and Deloitte described above.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
The Audit Committee of the Board is responsible for providing independent, objective oversight of our financial and operational matters involving corporate finance, accounting, internal and independent auditing, internal controls, financial reporting, compliance, and business ethics. The Audit Committee operates under a written charter approved by the Board. A copy of the Audit Committee Charter is available on our website (www.clarientinc.com) under “Investor Relations—Corporate Governance.”
Management is responsible for the preparation, presentation and integrity of our financial statements and our internal controls and financial reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
In connection with these responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements, including a discussion of the quality and the acceptability of our financial reporting and controls, with management. The Audit Committee also discussed with the independent registered public accounting firm the matters required by Professional Standards, Vol. 1. AU section 380, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee also received written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning its independence, and has discussed with the independent registered public accounting firm its independence.
Based upon the above-described review and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 16, 2010.

Submitted by the Audit Committee of the Board of Directors:

Gregory D. Waller, Chairman
Frank P. Slattery, Jr.
Dr. Dennis M. Smith, Jr.
The above Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings, whether under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before or after the date of this proxy statement and irrespective of any general incorporation language in such filing, except to the extent we specifically incorporate this Audit Committee Report by reference therein

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the number of shares of each class of our capital stock beneficially owned as of April 15, 20010 by (i) our directors, (ii) the Named Executive Officers reported in the “Summary Compensation Table,” (iii) all directors and executive officers as a group, and (iv) any other person or entity who is the beneficial owner of more than 5% of our issued and outstanding shares of common stock and Series A convertible preferred stock. On April 15, 2010, there were 84,842,617 shares of our common stock outstanding and 5,263,158 shares of our Series A convertible preferred stock outstanding.

					Outstanding
		Options / Warrants /			Shares of
		Convertible			Series A
	Outstanding	Securities			Convertible
	Shares of	Exercisable for or			Preferred	Percentage of
	Common Stock	Convertible into			Stock	Series A
	Beneficially	Common Stock		Percentage	Beneficially	Convertible
	Owned as of	Within 60 Days of	Total Common	of Common	Owned as of	Preferred
Name	April 15, 2010	April 15, 2010	Stock	Stock	April 15, 2010	Stock

Safeguard Scientifics, Inc.(1) 435 Devon Park Drive, Building 800 Wayne, PA 19087-1945	29,483,821	1,412,473	30,896,294	35.8%	—	—

Oak Investment Partners XII, Limited Partnership(2) One Gorham Island Westport, CT 06880	—	21,052,632	21,052,632	19.9%	5,263,158	100.0%

Peter J. Boni(3)	—	—	—	—	—	—

James A. Datin(3)	—	—	—	—	—	—

Frank P. Slattery, Jr.	294,859	90,000	—	*	—	—

Dennis M. Smith, Jr., M.D.	250,000	90,000	—	*	—	—

Stephen T. Zarrilli(3)	—	—	—	—	—	—

Gregory D. Waller	—	90,000	—	*	—	—

Ann H. Lamont(4)	—	21,052,632	21,052,632	19.9%	5,263,158	100.0%

Andrew Adams(5)	—	—	—	—	—	—

Ronald A. Andrews	72,500	988,333	1,060,833	1.2%	—	—

Michael J. Pellini, M.D.	20,000	317,711	337,711	*	—	—

Michael R. Rodriguez	—	—	—	—	—	—

Raymond J. Land(6)	30,500	200,000	230,500	*	—	—

David J. Daly	159,294	124,166	283,460	*	—	—

Executive officers and directors as a group (12 persons)(7)	796,653	22,752,842	23,549,495	21.8%	5,263,158	100.0%

*	Less than 1% of the total outstanding shares of our common stock.

(1)	Includes 29,483,821 shares and 1,412,473 warrants beneficially owned by Safeguard Delaware, Inc., or SDI, a wholly-owned subsidiary of Safeguard. Safeguard and SDI have reported that they have shared voting and dispositive power with respect to the shares beneficially owned by SDI, because Safeguard is the sole stockholder of SDI.

(2)	Represents the 21,052,632 shares of common stock that may be acquired by Oak Investment Partners XII, Limited Partnership, or Oak, upon conversion of the 5,263,158 shares of Series A convertible preferred stock held by Oak. As reflected in the Schedule 13D filed with the SEC on April 7, 2009, Oak Associates XII, LLC acts as the general partner of Oak; Oak Management Corporation acts as investment advisor to Oak; and Ann H. Lamont (one of our directors), Bandel L. Carano, Gerald R. Gallagher, Edward F. Glassmeyer, Frederic W. Harman, Iftikar A. Ahmed, Warren B. Riley and Grace A. Ames, all of whom are managing members of Oak Associates XII, LLC, have shared power to vote and shared power to dispose of the shares held by Oak. Each of the managing members of Oak disclaims beneficial ownership of the shares held by Oak, except to the extent of each such person’s pecuniary interest therein.

(3)	Excludes shares owned by Safeguard referred to in footnote 1 above, of which Messrs. Boni, Datin and Zarrilli disclaim beneficial ownership.

(4)	Represents the 21,052,632 shares of common stock that may be acquired by Oak upon conversion of the 5,263,158 shares of Series A convertible preferred stock held by Oak referred to in footnote 2 above. As a managing member of Oak Associates XII, LLC, the general partner of Oak, Ms. Lamont has shared power to vote and shared power to dispose of the shares held by Oak. Ms. Lamont disclaims beneficial ownership of the shares held by Oak, except to the extent of her pecuniary interests therein.

(5)	Excludes shares owned by Oak referred to in footnote 2 above. Mr. Adams does not have shared power to vote or shared power to dispose of the shares held by Oak.

(6)	Mr. Land, a former Named Executive Officer, resigned as Senior Vice President and Chief Financial Officer in December 2009.

(7)	Excludes shares owned by Mr. Land.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and to submit copies to the NASDAQ Capital Market. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
The rules of the SEC require that we disclose late filings of reports of stock ownership by our directors, executive officers and greater than 10% stockholders. To our knowledge, based solely on our review of such filings and written representations from these reporting persons, all requisite filings were timely made during 2009, except as follows: Dr. Smith failed to timely file a Form 4 to report a grant of stock options in May 2009; Mr. Waller failed to timely file a Form 4 to report a grant of stock options in May 2009; Mr. Slattery failed to timely file a Form 4 to report a grant of stock options in May 2009; and Michael R. Rodriguez, our Senior Vice President and Chief Financial Officer, failed to timely file a Form 3 upon becoming a Section 16 reporting person in December 2009 and failed to timely file Forms 4 to report a grant of stock options and an acquisition of common stock in December 2009. Messrs. Waller and Slattery and Dr. Smith reported the foregoing option grants on Form 4 on August 12, 2009 and Mr. Rodriguez filed his Form 3 on December 23, 2009, reported his stock option grants on a Form 4 on December 23, 2009 and reported his acquisition of common stock on a separate Form 4 on December 23, 2009.
COMPENSATION DISCUSSION AND ANALYSIS
Introduction
The Compensation Committee is tasked with ensuring that our executive compensation program meets our corporate objectives. Each year objectives are set by the Compensation Committee and approved by the Board. Management is charged with administering the compensation program according to the policies developed by the Compensation Committee.
Objectives of the Program
The Compensation Committee’s primary objectives with respect to our executive compensation program include the following:
•	providing a competitive total compensation package to attract and retain key personnel;
•	closely aligning executive compensation to our financial performance and increases in stockholder value;
•	providing short term compensation opportunities through our Management Incentive Program, or MIP; and
•	providing long-term compensation opportunities, primarily through equity awards that align executive compensation improvement in stockholder value.

The three principal elements of our executives’ compensation are:
•	base salary;
•	annual incentive compensation through the MIP; and
•	long-term compensation.
The Compensation Committee has the flexibility to use these elements, along with certain other benefits and perquisites, to effectively achieve the objectives of our executive compensation program. For example, the Compensation Committee could put greater emphasis on the annual or long-term incentive compensation, or on certain elements within these programs, depending on the focus of the business, Compensation Committee, or Board objectives. Each element of our executive compensation program is discussed in more detail below.
Elements of Executive Compensation
General
As described above, the aggregate compensation paid to our executive officers in 2009 was comprised of three primary elements: base salary, annual incentive compensation and long-term compensation. These elements, which are described in more detail below, are designed to both attract and retain our executive officers and align their interests with those of our stockholders.
The Compensation Committee considers all aspects of compensation for our Chief Executive Officer, Chief Financial Officer and the other individuals included in the Summary Compensation Table (referred to in this proxy statement as the Named Executive Officers) and our other executive officers. The Compensation Committee reviews each element of executive compensation with respect to its review of each executive’s compensation package and makes its determinations based on corporate and individual performance, as well as general market conditions affecting executive compensation.
From time to time in the course of recruiting for executive officers, we have engaged professional recruiting firms. Our management obtains information from these recruiters concerning the competitive environment for high-quality candidates and the compensation package needed to attract and retain these candidates. We provide the Compensation Committee the information provided by these recruiters, and the Compensation Committee takes that information into consideration when determining the appropriate elements of compensation for new and existing executive officers.
Other important factors in determining executive compensation include the background of the individual Named Executive Officers and the other executive officers, their industry knowledge and their experiences in elements of the business that are or are expected to be strategic to our success.
Our Chief Executive Officer reviews the compensation of each of the other executive officers annually and makes recommendations to the Compensation Committee with respect to their compensation levels and any changes thereto that he considers appropriate. When finalizing compensation decisions, the Compensation Committee takes all of these factors into consideration to determine the appropriate compensation package using a combination of base salary, annual incentive compensation, long-term incentives, and other benefits.
The Compensation Committee has the authority to engage its own compensation consultants and other independent advisors to assist in creating and administering our executive compensation policies. Our compensation committee retained Pearl Meyer & Partners, or Pearl Meyer, an independent, third-party compensation consultant, to review our long-term executive incentive and compensation strategy in late 2009 and met with Pearl Meyer during February 2010 to review and discuss their findings. Pearl Meyer provided a report which included a review and analysis of our long-term compensation and incentive strategy for our executive officers, including our Named Executive Officers. Pearl Meyer reviewed our long-term compensation and incentive strategy, particularly with respect to equity compensation, taking into consideration publicly available compensation data of a group of public companies in our “peer group.” Pearl Meyer also reported on its understanding of general trends in recent executive incentive and compensation practices. The Compensation Committee will likely implement many if not all of Pearl Meyer’s recommendations with respect to our long-term executive incentive and compensation strategy in 2010.

Base Salary
For 2009, the Compensation Committee considered whether to increase the base salaries of our Named Executive Officers. In its review, the Compensation Committee considered the executive’s position, experience, performance (with emphasis on 2008 performance), market information concerning compensation of comparable positions at other companies of similar size and stage of development as us (based on the general knowledge of our management and the members of the Compensation Committee, as well as information provided by professional recruiters and compensation consultants, as described herein) and retention concerns. The factors considered by the Compensation Committee in evaluating the annual performance of the Named Executive Officers included:
•	financial performance, including sales, operating results, and cash flow;
•	leadership, strategic vision and long-term strategic planning; and
•	working closely with the Board.
Following its review of the various factors described above, the Compensation Committee increased the base salaries of the Named Executive Officers for fiscal 2009.
“At risk” Compensation
The Compensation Committee believes it is important for a significant portion of our Named Executive Officers’ potential compensation to be tied to our future short- and long-term performance so as to align compensation with increases in stockholder value. Accordingly, the target (and maximum) aggregate compensation opportunity available to our Named Executive Officers is heavily weighted towards annual incentives and long-term compensation, both of which are “at risk” if we do not achieve our short-term and long-term strategic objectives. This strategy allows us to “pay for performance,” which reflects the Compensation Committee’s philosophy. A discussion of each of the “at risk” compensation elements follows.
Management Incentive Program (MIP)
The MIP is a key component of the Compensation Committee’s “pay for performance” strategy. The Compensation Committee has used the MIP to directly tie a significant portion of potential annual cash incentive awards to predetermined target levels for revenues and Adjusted EBITDA for the year. The Compensation Committee believes that achievement of these annual financial objectives, as well as other non-financial performance objectives (which we call leadership objectives) will, in the long term, lead to improved stockholder value. In the MIP, each Named Executive Officer has a specific percentage of their base salary eligible for an annual incentive payment.
For 2009, the Compensation Committee established a bonus matrix based on corporate performance objectives that they felt would demonstrate meaningful progress towards achieving our long-term strategic goals. The MIP for 2009 featured the following components and weightings for our Named Executive Officers and other officers:
•	70% based on the achievement of our financial objectives;
•	20% based on the achievement of non-financial corporate objectives; and
•	10% based on the achievement of certain human resource and leadership objectives.
For 2009, the matrix allowed for potential payouts of between 0% and 200% of their MIP target amounts if we achieved or exceeded the following financial objectives during 2009: (i) positive Adjusted EBITDA of $17.5 million for the year ending December 31, 2009; (ii) revenue of not less than $104 million in 2009; and (iii) operating profit of $10.5 million, as well as various non-financial objectives reflected in the table below entitled “2009 MIP Individual Non-Financial Objectives.” There was no mandatory minimum award payable under the 2009 MIP. The Compensation Committee, in its discretion, could award bonuses even if the MIP’s objectives were not met.

Under the MIP, our Chief Executive Officer’s target incentive opportunity for 2009 was 75% of base salary, our President and Chief Operating Officer’s target incentive opportunity for 2009 was 65% of base salary and the other Named Executive Officer participants were at 60% or 50% as shown in the table below:
2009 Target Annual Incentive Cash Award Opportunity

2009 Target Annual
Incentive Cash Award
Named Executive Officer	(% of Base Salary)

Ronald A. Andrews	75%
Chief Executive Officer and Vice Chairman

Raymond J. Land (1)	60%
Senior Vice President and Chief Financial Officer

Michael R. Rodriguez (2)	60%
Senior Vice President and Chief Financial Officer

Michael J. Pellini, M.D.	65%
President and Chief Operating Officer

David J. Daly	50%
Senior Vice President of Commercial Operations

(1)	Mr. Land was employed by us as Senior Vice President and Chief Financial Officer from June 2008 until December 2009, at which time his resignation was effective upon the hiring of Mr. Rodriguez.

(2)	Mr. Rodriguez became our Senior Vice President and Chief Financial Officer in December 2009.
At the time the corporate financial objectives were established, the Compensation Committee believed that they were attainable at the established target levels, but substantial uncertainty existed as to whether the goals could be attained at the established levels. After the year ended, the Compensation Committee reviewed our operating results, including our revenue and Adjusted EBITDA for 2009, and concluded based on those operating results that none of our corporate financial objectives for 2009 had been attained. As a result, the Compensation Committee did not authorize the payment of any portion of the potential payout that was contingent on satisfaction of the corporate financial objectives.

						Percentage of	Actual
					Percentage	Goals Achieved	Financial
				Financial	of Year	as Determined	Objective
		Bonus		Target Award	Employed	by the	Bonus
	Annual Base	Award	Financial	(A) x	by the	Compensation	Payout
	Salary	Target	Objectives	(B) x	Company	Committee	=(D) × (E) x
Name	(A)($)	(B)	(C)	(C) = (D)($)	(E)	(F)	(F)($)

Ronald A. Andrews	400,000	75%	70%	210,000	100%	0%	0
Raymond J. Land (1)	265,000	60%	70%	111,300	93%	0%	0
Michael R. Rodriguez (2)	295,000	60%	70%	123,900	7%	0%	0
Michael J. Pellini, M.D.	325,000	65%	70%	147,875	100%	0%	0
David J. Daly	215,000	50%	70%	75,250	100%	0%	0

(1)	Mr. Land was employed by us as Senior Vice President and Chief Financial Officer from June 2008 until December 2009, at which time his resignation was effective upon the hiring of Mr. Rodriguez. In connection with such resignation, we entered into a separation agreement with Mr. Land, under which, among other things, we agreed to pay Mr. Land a pro-rata portion of the bonus to which he would have become entitled under our 2009 MIP. See “Potential Payments Upon Termination of Change in Control — Senior Vice President and Chief Financial Officer: Raymond J. Land” below.

(2)	Mr. Rodriguez became our Senior Vice President and Chief Financial Officer in December 2009.
The corporate non-financial objectives were based on certain corporate and leadership objectives, including:
•	achievement of certain operational excellence metrics focusing on customer satisfaction and retention;
•	maintaining current compliance levels with all regulatory bodies; and
•	achievement of all project development milestones for new assay development.

The human resource objectives were focused on service levels, product launch and new service offerings, while the leadership objectives focused on development of a performance culture implemented with 360 degree reviews of our executive team, timely performance appraisals, and completion of individual development plans.
The non-financial performance and leadership objectives totaled 30% of the MIP eligible payout. In reviewing the non-financial performance objectives, the Compensation Committee reviewed each executive’s achievements against such executive’s objectives. The Compensation Committee then determined the degree of achievement for each individual and determined that certain individuals had met or exceeded their non-financial objectives while certain others had not fully satisfied their non-financial objectives. Payouts for non-financial performance and leadership objectives were adjusted accordingly. We used a similar MIP in 2008 and have implemented a similar MIP for 2010, although the objectives and the payout matrix approved by the Compensation Committee vary from year to year. Individual non-financial and leadership objectives for each of our named executives for 2009 are summarized as follows:
2009 MIP Individual Non-Financial Objectives

Individual Corporate /
Named Executive Officer	Business Objectives (20%)	Leadership Objectives (10%)

Ronald A. Andrews Chief Executive Officer and Vice Chairman	Effectively Manage Cash:
a.   Reduce DSO to < 70 days
b.   Establish collections to support < 8% Bad Debt Ratio run rate
c.   Capitalize the Company to achieve its 2009 goals
Continue improvements in Operational Efficiency
a.   Increase GM per FTE by 20%
b.   Increase Revenue per FTE by 15%
Maintain current compliance levels with all regulatory bodies
a.   SOX
b.   OIG
c.   CLIA/CAP
Continue development of Performance Culture
a.   Performance appraisals completed and on-time (Q1)
b.   Execute Phase II of leadership training program to all management (Q3)
c.   Individual Development plans and Skills assessment matrix for all bonus eligible personnel (Q3)
d.   Complete 360 degree analysis on Executive Leadership Team (Q3)

Michael J. Pellini, M.D. President and Chief Operating Officer	Effectively Manage Cash:
a.   Reduce DSO to < 70 days
b.   Establish collections to support < 8% Bad Debt Ratio run rate
c.   Capitalize the Company to achieve its 2009 goals
Continue improvements in Operational Efficiency
a.   Increase GM per FTE by 20%
b.   Increase Revenue per FTE by 15%
Maintain current compliance levels with all regulatory bodies
a.   SOX
b.   OIG
c.   CLIA/CAP
Continue development of Performance Culture
a.   Performance appraisals completed and on-time (Q1)
b.   Execute Phase II of leadership training program to all management (Q3)
c.   Individual Development plans and Skills assessment matrix for all bonus eligible personnel (Q3)
d.   Complete 360 degree analysis on Executive Leadership Team (Q3)

Michael R. Rodriguez (1) Senior Vice President and Chief Financial Officer	Effectively Manage Cash:
a.   Reduce DSO to < 70 days
b.   Establish collections to support < 8% Bad Debt Ratio run rate
c.   Capitalize the Company to achieve its 2009 goals
Continue improvements in Operational Efficiency
a.   Increase GM per FTE by 20%
b.   Increase Revenue per FTE by 15%
Maintain current compliance levels with all regulatory bodies
a.   SOX
b.   OIG
c.   CLIA/CAP
Continue development of Performance Culture
a.   Performance appraisals completed and on-time (Q1)
b.   Execute Phase II of leadership training program to all management (Q3)
c.   Individual Development plans and Skills assessment matrix for all bonus eligible personnel (Q3)
d.   Complete 360 degree analysis on Executive Leadership Team (Q3)

Individual Corporate /
Named Executive Officer	Business Objectives (20%)	Leadership Objectives (10%)

Raymond J. Land (2) Former Senior Vice President and Chief Financial Officer	Effectively Manage Cash:
a.   Reduce DSO to < 70 days
b.   Establish collections to support < 8% Bad Debt Ratio run rate
c.   Capitalize the Company to achieve its 2009 goals
Continue improvements in Operational Efficiency
a.   Increase GM per FTE by 20%
b.   Increase Revenue per FTE by 15%
Maintain current compliance levels with all regulatory bodies
a.   SOX
b.   OIG
c.   CLIA/CAP
Continue development of Performance Culture
a.   Performance appraisals completed and on-time (Q1)
b.   Execute Phase II of leadership training program to all management (Q3)
c.   Individual Development plans and Skills assessment matrix for all bonus eligible personnel (Q3)
d.   Complete 360 degree analysis on Executive Leadership Team (Q3)

David J. Daly Senior Vice President of Commercial Operations	Effectively Manage Cash:
a.   Reduce DSO to < 70 days
b.   Establish collections to support < 8% Bad Debt Ratio run rate
c.   Capitalize the Company to achieve its 2009 goals
Continue improvements in Operational Efficiency
a.   Increase GM per FTE by 20%
b.   Increase Revenue per FTE by 15%
Maintain current compliance levels with all regulatory bodies
a.   SOX
b.   OIG
c.   CLIA/CAP
Continue development of Performance Culture
a.   Performance appraisals completed and on-time (Q1)
b.   Execute Phase II of leadership training program to all management (Q3)
c.   Individual Development plans and Skills assessment matrix for all bonus eligible personnel (Q3)
d.   Complete 360 degree analysis on Executive Leadership Team (Q3)

(1)	Mr. Land was employed by us as Senior Vice President and Chief Financial Officer from June 2008 until December 2009, at which time his resignation was effective upon the hiring of Mr. Rodriguez.

(2)	Mr. Rodriguez became our Senior Vice President and Chief Financial Officer in December 2009.
Of these non-financial objectives, the Compensation Committee evaluated each of the above-Named Executive Officers on an individual basis and determined the degree to which each of them attained their non-financial objectives as follows:

						Percentage of	Actual Non-
					Percentage	Goals Achieved	Financial
				Non-Financial	of Year	as Determined	Objective
		Bonus	Non-	Target Award	Employed	by the	Bonus
	Annual Base	Award	Financial	(A) x	by the	Compensation	Payout
	Salary	Target	Objectives	(B) x	Company	Committee	=(D) × (E) x
Name	(A)($)	(B)	(C)	(C) = (D)($)	(E)	(F)	(F)($)

Ronald A. Andrews	363,000	75%	30%	90,000	100%	95%	85,200
Raymond J. Land (1)	265,000	60%	30%	47,700	93%	89%	39,750
Michael R. Rodriguez (2)	295,000	60%	30%	53,100	7%	100%	3,637
Michael J. Pellini, M.D.	325,000	65%	30%	63,375	100%	117%	73,938
David J. Daly	215,000	50%	30%	32,250	100%	117%	37,733

(1)	Mr. Land was employed by us as Senior Vice President and Chief Financial Officer from June 2008 until December 2009, at which time his resignation was effective upon the hiring of Mr. Rodriguez. In connection with such resignation, we entered into a separation agreement with Mr. Land, under which, among other things, we agreed to pay Mr. Land a pro-rata portion of the bonus to which he would have become entitled under our 2009 MIP. See “Potential Payments Upon Termination of Change in Control — Senior Vice President and Chief Financial Officer: Raymond J. Land” below.

(2)	Mr. Rodriguez became our Senior Vice President and Chief Financial Officer in December 2009.

Long-Term Compensation
Long-term compensation awards historically were granted to our Named Executive Officers under the 1996 Plan. The 1996 Plan expired on December 11, 2006. At our annual meeting of stockholders held on June 27, 2007, our stockholders voted to approve the 2007 Plan. Under these plans, the Board and the Compensation Committee have used equity incentive awards in an effort to closely align the interests of our executives with those of our stockholders.
Equity awards (other than for our Chief Executive Officer) are typically proposed by our Chief Executive Officer, including the identification of employees to receive awards and the nature and size of the awards, and reviewed by the Compensation Committee. In determining the number of options to be granted to the Named Executive Officers, the Compensation Committee employed a methodology similar to that used for awarding increases in executive base salary described above, including the Compensation Committee’s subjective assessment of our operating performance, long-term vision, strategy, as well as general market factors affecting our ability to recruit and retain high-quality management. After reviewing the proposed awards and terms thereof with the Chief Executive Officer, the Compensation Committee recommended to the Board, and the Board approved, grants of equity incentive awards to the Named Executive Officers. The awards were all made in the form of incentive stock options, non-qualified stock options, or restricted stock awards.
Perquisites
We provide our Named Executive Officers with certain perquisites, including automobile expense reimbursement, supplemental company-paid life insurance, housing allowances and relocation expenses, where appropriate. The Compensation Committee believes these perquisites are reasonable and reflect the market for compensation for these positions. Details regarding these benefits are disclosed in the Summary Compensation Table elsewhere in this proxy statement.
Employment Agreements and Change-in-Control Severance Arrangements
For a detailed discussion of our employment agreements and severance benefits, please see the descriptions under the headings “Employment Contracts with Named Executive Officers” and “Potential Payments Upon Termination or Change in Control.”
The Compensation Committee believes employment agreements are important to both our executives and to us in that the executive benefits from the clarity of the terms of his or her employment and is protected from terminations without cause, thereby enhancing our ability to retain the services of qualified executives. In addition, the Compensation Committee believes that the severance provisions described under the heading “Potential Payments Upon Termination or Change in Control,” which are contained in the executives’ employment agreements, as well as the acceleration of vesting of stock options in the event of a change of control under the 2007 Plan if the acquirer does not assume the options (and under the 1996 Plan generally), help provide reasonable assurances that our executive officers will remain with us during an acquisition or change of control event, should one occur, and that they will assist the Board in the assessment of a possible acquisition or change-of-control event. The Compensation Committee evaluates the terms of employment agreements with executive officers from time to time and considers whether one or more terms should be altered in order to compensate executives appropriately in light of the executive’s performance, market conditions, retention considerations, and our business objectives.
Stock Ownership Policies
The Compensation Committee believes stock-based compensation is an important element of compensation and, as discussed above, stock-based compensation figures significantly in our mix of compensation. However, we do not currently have stock ownership requirements for our executive officers.

Other Material Tax Implications of the Program
Section 162(m) of the Code generally disallows a tax deduction to public corporations for compensation over $1,000,000, exclusive of “performance-based” compensation, for any fiscal year paid to a company’s chief executive officer and four most highly compensated executive officers (other than the company’s chief executive officer) in service as of the end of any fiscal year. In 2009, none of our Named Executive Officers received base and annual bonus compensation in excess of $1,000,000. For incentive compensation to qualify as “performance-based” compensation, the Compensation Committee’s discretion with respect to the administration of such awards is substantially limited. We believe the 2007 Plan permits the Compensation Committee to award compensation which satisfies the requirements for performance-based compensation under Section 162(m). Though we do not expect the Compensation Committee to award compensation that would be subject to the Section 162(m) limitation in the foreseeable future, we believe the benefit of retaining the ability to exercise discretion over annual bonuses payable under the MIP outweighs the limited risk that any of our Named Executive Officers’ base and annual bonus compensation would exceed the deduction limit under this section. Therefore, the Compensation Committee does not currently intend to seek to qualify compensation payable under the MIP as “performance-based” compensation.
Risk Assessment of Compensation Policies and Practices
The Compensation Committee has reviewed our compensation policies and practices and has concluded that our compensation program is not reasonably likely to have a material adverse effect on our company. In addition, the Compensation Committee has determined that our compensation program does not encourage or incentivize excessive or inappropriate risk-taking by our employees.
Compensation Committee Report
We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Submitted by the Compensation Committee of the Board of Directors:
Dr. Dennis M. Smith, Jr. (Chairman)
Gregory D. Waller
Ann H. Lamont
April 23, 2010
The above Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings, whether under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before or after the date of this proxy statement and irrespective of any general incorporation language in such filing, except to the extent we specifically incorporate this Compensation Committee Report by reference therein.

EXECUTIVE COMPENSATION
Summary Compensation Table — 2009
The following table summarizes aggregate amounts of compensation paid or accrued by us for the year ended December 31, 2009 for services rendered by our chief executive officer, chief financial officer and each of our other most highly compensated executive officers as of the end of the last fiscal year whose total compensation exceeded $100,000, referred to in this proxy statement collectively as the Named Executive Officers.

					Non-Equity
			Stock	Option	Incentive Plan	All Other
Name and Principal		Salary	Awards	Awards	Compensation	Compensation	Total
Position	Year	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)

Ronald A. Andrews	2009	400,000	—	—	85,200	22,667	507,867
Chief Executive Officer and	2008	363,000	—	136,330	251,831	12,519	763,680
Vice Chairman	2007	315,000	—	—	66,445	13,236	394,681

Michael R. Rodriguez (5)	2009	20,205	—	402,360	3,637	450	426,652
Senior Vice President and	2008	n/a	n/a	n/a	n/a	n/a	n/a
Chief Financial Officer	2007	n/a	n/a	n/a	n/a	n/a	n/a

Raymond J. Land (6)	2009	246,849	—	—	39,750	457,396	743,995
Senior Vice President and	2008	132,500	—	674,400	73,538	64,946	945,384
Chief Financial Officer	2007	n/a	n/a	n/a	n/a	n/a	n/a

Michael J. Pellini, M.D. (7)	2009	325,000	—	350,595	73,738	375,943	1,125,276
President and	2008	283,250	—	420,200	169,950	128,200	1,001,600
Chief Operating Officer	2007	83,333	—	—	15,840	40,681	139,854

David J. Daly	2009	215,000	—	—	37,733	8,174	260,907
Senior Vice President of	2008	190,000	478,000	68,165	132,500	8,052	876,717
Commercial Operations	2007	185,385	—	—	39,330	8,273	226,988

(1)	The amounts shown in this column represent the grant date fair values for restricted stock awards in 2009, 2008 and 2007, respectively. The 2007 and 2008 award values were recalculated from amounts shown in prior Proxy Statements to reflect their grant date fair values, as required by SEC rules effective for 2010. The grant date fair values have been determined based on the assumptions and methodologies set forth in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (Note 11, Stock-Based Compensation).

(2)	The amounts shown in this column represent the grant date fair values for option awards in 2009, 2008 and 2007, respectively. The 2007 and 2008 award values were recalculated from amounts shown in prior Proxy Statements to reflect their grant date fair values, as required by SEC rules effective for 2010. Further information regarding the 2009 awards is included in the “2009” Grants of Plan-Based Awards” and “2009” Outstanding Equity Awards at Fiscal Year-End” tables later in this Proxy Statement. The grant date fair values have been determined based on the assumptions and methodologies set forth in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (Note 11, Stock-Based Compensation).

(3)	Represents amounts paid under the Management Incentive Plan, which is described in detail under “Compensation Discussion and Analysis—Management Incentive Program (MIP).”

(4)	These amounts are comprised of the compensation described in detail below in the table captioned “All Other Compensation.”

(5)	Mr. Rodriguez became our Senior Vice President and Chief Financial Officer in December 2009.

(6)	Mr. Land was employed by us as Senior Vice President and Chief Financial Officer from June 2008 until December 2009, at which time his resignation was effective upon the hiring of Mr. Rodriguez. See “Potential Payments Upon Termination or Change in Control—Senior Vice President and Chief Financial Officer: Raymond J. Land” below.

(7)	Dr. Pellini joined us as a consultant in September 2007. Pursuant to a services agreement between us and Safeguard, until April 24, 2008, we were obligated to reimburse Safeguard in consideration of Dr. Pellini’s services in accordance with the services agreement. On April 24, 2008, we terminated the services agreement and entered into an employment agreement with Dr. Pellini pursuant to which he serves as our President and Chief Operating Officer. See “Employment Contracts with Named Executive Officers—President and Chief Operating Officer: Michael J. Pellini, M.D.” and “Transactions with Related Persons.” Payments do not reflect additional compensation paid to Dr. Pellini by Safeguard, including options to purchase common stock of Safeguard and restricted stock awards of Safeguard which continue to vest during the period that Dr. Pellini provides services to us.
All Other Compensation Table — 2009

					Company	Group
					Match to	Term Life	Cash		Total All
		Relocation	Tax	Automobile	401(k)	Insurance	Severance	Consulting	Other
		Benefits	Reimbursements	Allowance	Plan	Premiums	Benefits	Fees	Compensation
Name	Year	($)(1)	($)(1)	($)(2)	($)	($)(3)	($)(4)	($)	($)

Ronald A. Andrews	2009	—	—	7,800	14,300	567	—	—	22,667
	2008	—	—	7,800	4,719	—	—	—	12,519
	2007	—	—	7,800	4,719	717	—	—	13,236

Michael Rodriguez (5)	2009	—	—	450	—	—	—	—	450
	2008	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2007	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a

Raymond J. Land (6)	2009	85,476	—	7,800	16,368	221	347,531	—	457,396
	2008	33,329	23,433	4,500	2,701	983	—	—	64,946
	2007	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a

Michael J. Pellini, M.D.	2009	367,585	—	7,800	—	558	—	—	375,943
	2008	93,808	29,098	5,100	—	194	—	—	128,200
	2007	35,000	3,110	1,767	—	804	—	—	40,681

David J. Daly	2009	—	—	7,800	—	374	—	—	8,174
	2008	—	—	7,800	—	252	—	—	8,052
	2007	—	—	7,800	—	473	—	—	8,273

(1)	These amounts include reimbursements for relocation expenses and the related tax obligations in accordance with each of their respective employment or services agreements.

(2)	These amounts represent automobile allowances of up to $7,800 per annum in accordance with respective employment or services agreements.

(3)	These amounts represent the premium cost of our group life insurance program.

(4)	These amounts represent payments made subsequent to, and as a direct result of, termination of employment, including payment of accrued personal time off.

(5)	Mr. Rodriguez became our Senior Vice President and Chief Financial Officer in December 2009.

(6)	Mr. Land was employed by us as Senior Vice President and Chief Financial Officer from June 2009 until December 2009, at which time his resignation was effective upon the hiring of Mr. Rodriguez.

Grants of Plan-Based Awards — 2009

					All Other	All Other
					Stock	Option		Grant
					Awards:	Awards:	Exercise	Date Fair
		Estimated Possible Payouts Under			Number of	Number of	or Base	Value of
		Non-Equity Incentive Plan Awards			Shares of	Securities	Price of	Stock and
		(1)			Stock or	Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)(2)	(#)(3)	($/Sh)	($)(4)
Ronald A. Andrews	2/24/09	—	300,000	600,000	—	—	—	—

Michael R. Rodriguez	2/24/09	—	12,123	24,247	—	—	—	—
	12/07/09	—	—	—	—	300,000	2.44	402,360

Raymond J. Land	2/24/09	—	148,110	296,219	—	—	—	—

Michael J. Pellini, M.D.	2/24/09	—	211,250	422,500	—	—	—	—
	2/24/09	—	—	—	—	350,000	1.70	350,595

David J. Daly	2/24/09	—	107,500	215,000	—	—	—	—

(1)	Non-Equity Incentive Plan Awards are made under the 2009 MIP. There is no mandatory minimum award payable. The maximum award payable is 200% of the target amount. The amounts in this table represent payouts that might have been achieved based on performance at target or maximum performance levels. The amounts actually earned under this plan for 2009 have been reported in the “Summary Compensation Table” under the column captioned “Non-Equity Incentive Plan Compensation.” Mr. Rodriguez’s possible targets are prorated from his start date of December 7, 2009 through the end of the year, and Mr. Land’s targets are prorated from the beginning of the year to his termination date of December 7, 2009.

(2)	The stock award reported in this column vests as to 25% of the underlying shares on the first anniversary date of the grant date and in 36 equal monthly installments on the same date of each calendar month thereafter. Vesting of equity awards may be accelerated upon death or permanent disability.

(3)	The option awards reported in this column vests as to 25% of the underlying shares on the first anniversary date of the grant date and in 36 equal monthly installments on the same date of each calendar month thereafter. The options have a 10-year term. Vesting of equity awards may be accelerated upon death, permanent disability, termination of employment in connection with a change in control, and upon the occurrence of a change in control. Further information regarding the equity awards that are subject to acceleration of vesting in each circumstance can be found below under “Potential Payments upon Termination or Change in Control.”

(4)	The amounts reported in this column represent the grant date fair value of the awards computed in accordance with FAS 123(R). For a discussion of the valuation assumptions, see footnotes 1 and 2 to the Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year End – 2009
The following table sets forth summary information regarding the outstanding equity awards held by each of our Named Executive Officers at December 31, 2009:

	Stock Options
					Equity
					Incentive Plan
					Awards:
			Number of	Number of	Number of
			Securities	Securities	Securities
			Underlying	Underlying	Underlying
			Unexercised	Unexercised	Unexercised
			Options	Options	Unearned	Option	Option
	Option		Exercisable	Unexercisable	Options	Exercise	Expiration
Name	Grant Date		(#)	(#)(1)	(#)(2)	Price(3)	Date

Ronald A. Andrews	07/20/04		750,000	—	—	1.5800	07/20/14
	11/19/04	(4)	100,000	—	—	1.1500	11/19/11
	04/03/06		73,333	6,667	120,000	1.1200	04/03/13
	02/20/08		45,832	54,168	—	2.1000	02/20/18

Michael R. Rodriguez	12/07/09		—	300,000	—	2.4400	12/07/19

Raymond J. Land (5)	06/10/08		200,000	—	—	2.0800	12/31/10

Michael J. Pellini, M.D.	04/24/08		166,666	233,334	—	1.6200	04/24/18
	02/24/09		—	350,000	—	1.7000	02/24/19

David J. Daly	03/02/05		75,000	—	—	1.4900	03/02/12
	04/03/06		18,333	1,667	30,000	1.1200	04/03/13
	02/20/08		22,916	27,084	—	2.1000	02/20/18

(1)	Unless otherwise identified by footnote, options subject to time-based vesting vest as to 25% of the underlying shares on the first anniversary date of the grant date and in 36 equal installments on the same date of each month thereafter. The vesting dates for each option are listed in the table below by expiration date:

Expiration Date	Initial Vest Date	Subsequent Monthly Vest Dates

12/31/10	06/10/09	Fully Vested at 12/31/09
11/19/11	04/03/07	05/03/07 – 04/03/10
03/02/12	03/02/06	04/02/06 – 03/02/09
04/03/13	04/03/07	05/03/07 – 04/03/10
04/03/13	11/19/05	12/19/05 – 11/19/08
07/20/14	7/20/05	08/20/05 – 07/20/08
06/19/16	06/30/08	Fully Vested on Initial Vest Date
02/20/18	02/20/09	03/20/09 – 02/20/12
02/20/18	02/20/09	03/20/09 – 02/20/12
04/24/18	05/24/09	06/24/09 – 05/24/12
02/24/19	02/24/10	03/24/10 – 02/24/13
12/07/19	12/07/10	01/07/11 – 12/07/13

(2)	Under the terms of the 2006 MIP, the Compensation Committee decided that equity awards granted in April 2006 to Named Executive Officers (and certain other senior managers) would include performance vesting requirements. Under the terms of these option awards, 60% of the shares underlying the applicable option would vest only if we achieved the revenue and EBITDA performance targets for 2006 specified in the 2006 MIP, assuming the recipient remained employed through the date that our 2006 financial statements were published in our 10-K for the year ended December 31, 2006. These options are listed under the column captioned “Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options.” The remaining 40% of the shares underlying the applicable option would vest as noted in Note 1 above. We did not achieve the financial targets set by the Compensation Committee and, as a result, the 60% of the shares underlying the options granted to Named Executive Officers (and certain other senior managers) on April 3, 2006 with performance vesting requirements did not vest.

(3)	Exercise price is our market closing price per share on the date of grant.

(4)	Under terms of this grant, options vest in 48 equal monthly installments.

(5)	Pursuant to Ray Land’s severance agreement, this award will expire December 31, 2010.
Option Exercises and Stock Vested During Fiscal Year 2009
No stock options were exercised during 2009 by our Named Executive Officers. The following table summarizes stock awards held by our Named Executive Officers which vested during 2009.

Stock Awards
	Number of Shares	Value Realized on
	Acquired on Vesting	Vesting
Name	(#)	($)(1)
David J. Daly(1)	95,837	$201,219

(1)	In January 2008, Mr. Daly was granted 200,000 restricted stock awards. In January 2009, 50,000 of such awards cliff vested, one year from the grant date. The remaining 150,000 awards vest in equal monthly increments over 36 months, from February 2009 through January 2012, thus an additional 45,833 awards vested during the period February 2009 through December 2009. The value realized on vesting was determined by the number of shares vested, multiplied by our closing stock price on the date in 2009 that the respective tranche vested.
Employment Contracts with Named Executive Officers
Chief Executive Officer and Vice Chairman: Ronald A. Andrews
Ronald A. Andrews serves as our Chief Executive Officer and Vice Chairman. He also served as our President through April 2008. Mr. Andrews’ original employment agreement provided for a base salary of $315,000 until July 15, 2008, at which time the Compensation Committee approved an amendment to Mr. Andrews’ employment agreement to provide for a base salary of $400,000 per year. In addition, in July 2008, the Compensation Committee approved a retroactive increase in Mr. Andrews’ salary of $4,000 per month for the period from April 1, 2008 through July 15, 2008. On December 15, 2008, we entered into an amended and restated employment agreement with Mr. Andrews which provides for a base salary of $400,000 per year. Mr. Andrews is eligible for an annual performance-based bonus and to receive future grants of stock options. For 2008, Mr. Andrews’ target bonus was based off an assumed base salary of $363,000. Upon the execution of his original employment agreement, Mr. Andrews was granted options to purchase 750,000 shares of our common stock, which vested 25% on the first anniversary of his employment date and in 36 equal monthly installments thereafter. The option was not granted under the 1996 Plan but is subject to the same terms and conditions as are set forth in the standard form stock option agreement used under the 1996 Plan (including such terms and conditions as are incorporated therein from the 1996 Plan itself). We have issued Mr. Andrews additional stock options as described in the table above under the caption “Outstanding Equity Awards at Fiscal Year End 2008.” Pursuant to Mr. Andrews’ restated employment agreement, any unvested stock options held by Mr. Andrews will vest and become immediately exercisable upon a change of control of our company. Mr. Andrews’ restated employment agreement also provides for additional perquisites, such as an automobile allowance, matching contributions under a voluntary savings plan and other compensation as reported in the table captioned “Summary Compensation Table” above. Mr. Andrews’ restated employment agreement provides for the severance benefits described in the table below under the caption “Potential Payments Upon Termination or Change in Control.”

Former Senior Vice President and Chief Financial Officer: Raymond J. Land
On May 28, 2008, we entered into an employment agreement with Mr. Land, pursuant to which Mr. Land served as our Senior Vice President and Chief Financial Officer, commencing as of June 5, 2008. Under the terms of the agreement, Mr. Land received a base salary of $265,000 per year and was granted an option to purchase 500,000 shares of our common stock. The options vest 25% on the first anniversary of the grant date and in 36 equal monthly installments thereafter (subject to acceleration in the event of a change of control) and have an exercise price equal to the last sale price per share of our common stock on the date of grant. In addition, Mr. Land was eligible to participate in our MIP and was eligible for a target incentive bonus of 60% of base salary based on achievement of company and personal objectives. Mr. Land was also entitled to certain perquisites, such as an automobile allowance, matching contributions under a voluntary savings plan, a monthly $5,000 housing allowance (grossed up to the extent of taxes payable by Mr. Land with respect thereto), and other benefits generally available to our executives. Mr. Land resigned as our Senior Vice President and Chief Financial Officer on December 7, 2009. In connection with Mr. Land’s resignation, we entered into a separation agreement with him, effective December 31, 2009, which provides for the severance benefits described in the table below under the caption “Potential Payments Upon Termination or Change in Control.”
Senior Vice President and Chief Financial Officer: Michael R. Rodriguez
On December 2, 2009, we entered into an employment agreement with Mr. Rodriguez, pursuant to which Mr. Rodriguez serves as our Senior Vice President and Chief Financial Officer, commencing as of December 7, 2009. Under the terms of the agreement, Mr. Rodriguez receives a base salary of $290,000 per year and was granted an option to purchase 300,000 shares of our common stock. The options vest as to 25% on the first anniversary of the grant date and in equal monthly installments on each monthly anniversary of the date of grant thereafter, such that all shares subject to the option shall be vested as of the fourth anniversary of the date of grant (subject to acceleration in the event of a change of control) and have an exercise price equal to the last sale price per share of our common stock on the date of grant. In addition, Mr. Rodriguez is eligible to participate in our MIP and is eligible for a target incentive bonus of 60% of base salary based on achievement of company and personal objectives. Mr. Rodriguez is also entitled to certain perquisites, such as an automobile allowance and other benefits generally available to our executives. Mr. Rodriquez’s employment agreement provides for the severance benefits described in the table below under the caption “Potential Payments Upon Termination or Change in Control.”
President and Chief Operating Officer: Michael J. Pellini, M.D.
Pursuant to a services agreement entered into on October 1, 2007 between us, Dr. Pellini and Safeguard, we appointed Dr. Pellini as our Chief Operating Officer and Safeguard made Dr. Pellini’s services available to us. While providing these services to us, Dr. Pellini remained employed by Safeguard and was not employed by us. In exchange for Safeguard making the services of Dr. Pellini available to us, we reimbursed Safeguard for the following expenses incurred by Safeguard during Dr. Pellini’s tenure with us under this services agreement (with retroactive effect to September 4, 2007, which was the date Dr. Pellini began providing consulting services to us): (i) Dr. Pellini’s base salary at an annualized rate of $250,000 (subject to increase commensurate with salary increases applicable to our executives generally); (ii) the lesser of (A) the annual bonus to which Dr. Pellini would have become entitled as our employee, and (B) the annual bonus actually paid to Dr. Pellini by Safeguard (pro-rated for any partial calendar year); and (iii) certain other expenses associated with Dr. Pellini’s employment by Safeguard and his provision of services to us in California. The services agreement was to continue through June 30, 2008, but has been superseded by our employment agreement with Dr. Pellini described below.
On April 24, 2008, we, Safeguard, and Dr. Pellini terminated the services agreement and Dr. Pellini entered into an employment agreement with us, pursuant to which Dr. Pellini serves as our President and Chief Operating Officer, effective as of April 24, 2008. Dr. Pellini’s employment agreement provides for a base salary of $283,250 per year and eligibility for an annual performance-based bonus. Following the execution of his employment agreement, Dr. Pellini was granted options to purchase 400,000 shares of our common stock under the 2007 Plan, which will vest 25% on the first anniversary of the grant date and in 36 equal monthly installments thereafter (subject to acceleration in the event of a change of control). Dr. Pellini’s employment agreement also provides for additional perquisites, such as an automobile allowance, matching contributions under a voluntary savings plan, a monthly $8,000 housing allowance (grossed up to the extent of taxes payable by Dr. Pellini with respect thereto), and other compensation. Dr. Pellini’s employment agreement provides for the severance benefits described in the table below under the caption “Potential Payments Upon Termination or Change of Control.”
On February 24, 2009, the Compensation Committee agreed to amend certain terms of Mr. Pellini’s employment agreement, and on February 26, 2009, an amended and restated employment agreement was executed and became effective as of March 1, 2009. Under the terms of the restated agreement, Dr. Pellini’s base salary increased from $283,250 to $325,000, Dr. Pellini’s annual target bonus increased from 60% to 65% of his annual base salary (with the potential to earn up to two times such amount based upon the achievement of company and personal objectives), pro-rated for purposes of calculating his 2009 annual bonus, Dr. Pellini received 350,000 stock options under our standard vesting terms (and also provides for immediate vesting upon change of control), and Dr. Pellini received a loss on sale provision for his home in Pennsylvania of up to $150,000. Such amount is required to be repaid in full if Dr. Pellini should voluntarily cease employment with us before February 24, 2010, and will thereafter be pro-rated monthly to zero through February 24, 2012.

Senior Vice President of Commercial Operations: David J. Daly
David J. Daly currently serves as our Senior Vice President of Commercial Operations and has been with us since the end of February 2005. Mr. Daly’s original employment agreement provided for a base salary of $190,000 per year. On December 15, 2008, we entered into an amended and restated employment agreement with Mr. Daly which provides for a base salary of $190,000 until January 1, 2009, at which time Mr. Daly’s base salary increased to $220,000 per year. Mr. Daly is eligible for an annual performance-based bonus and to receive future grants of stock options. For 2008, Mr. Daly’s target bonus was based off an assumed base salary of $190,000. Following the execution of his original employment agreement, Mr. Daly was granted options to purchase 75,000 shares of our common stock, which vested 25% on the first anniversary of the grant date and in 36 equal monthly installments thereafter. Mr. Daly’s restated employment agreement also provides for additional perquisites, such as an automobile allowance, matching contributions under a voluntary savings plan and other compensation as reported in the table captioned “Summary Compensation Table” above. Mr. Daly’s restated employment agreement provides for the severance benefits described in the table below under the caption “Potential Payments Upon Termination or Change in Control.” On January 30, 2008, Mr. Daly was granted a restricted stock award of 200,000 shares of our common stock, which shares vested 25% on the first anniversary of the grant date and in 36 equal monthly installments thereafter. In addition, in February 2008, Mr. Daly was granted options to purchase 50,000 shares of our common stock under the 2007 Plan, which vested 25% on the first anniversary of the date of grant and in 36 equal monthly installments thereafter. Pursuant to Mr. Daly’s restated employment agreement, any unvested equity awards held by Mr. Daly will vest and become immediately exercisable upon a change of control of our company.
Potential Payments Upon Termination or Change in Control
Messrs. Andrews, Rodriguez and Daly, and Dr. Pellini (effective, in the case of Dr. Pellini, April 24, 2008, the date Dr. Pellini entered into an employment agreement with us) each have, and Mr. Land had, an agreement with us providing for certain benefits upon termination without cause, for good reason in connection with a change of control, or upon death or disability. Any unvested stock options held by these individuals will vest and become immediately exercisable upon a change of control of our company. Under these agreements, the following definitions apply:

Cause	—	violation of any of our written policies; appropriation of a business opportunity of our company; misappropriation of any company funds or property; or conviction of a felony or any other crime with respect to which imprisonment is a possible punishment

Good Reason	—	a material diminution, without executive’s consent, in the nature or status of the executive’s position, title, responsibilities, or duties; a reduction in base salary; or the relocation of our principal office by more than 30 miles

Change of Control	—	a change of control generally occurs when:
(a) an entity, person, or group (other than Safeguard) becomes the beneficial owner of securities having 50% or more of the combined voting power of our securities; or (b) we are subject to any merger, consolidation, or sale of all or substantially all of our assets or a comparable transaction as a result of which all or substantially all of our assets are acquired by another entity (except Safeguard and/or any of its affiliates)
Chief Executive Officer and Vice Chairman: Ronald A. Andrews
Mr. Andrews’ restated employment agreement provides that in the event his employment is terminated (i) by us without cause, (ii) by him with good reason within 12 months of a change of control, or (iii) as a result of his death or disability, he will be entitled to:
•	payment of 24 months’ base salary (based on the base salary in effect at the time of termination);
•	exercise any options which have become exercisable on or before the termination date until the earlier of the first anniversary of the date of termination or the expiration date of the option; and
•	continued coverage under our medical and health plans in accordance with COBRA rules and regulations (which generally provide for an 18 month period upon termination of employment), provided that coverage will end if he obtains comparable coverage from a subsequent employer or otherwise ceases to be eligible for COBRA benefits.

These severance benefits are contingent upon the execution and delivery of a general release and Mr. Andrews’ observance of certain non-competition and non-solicitation covenants. However, these non-competition and non-solicitation provisions may not be enforceable. In the event of termination of Mr. Andrews’ employment for any reason, he will be entitled to receive all accrued, unpaid salary to the date of termination and a pro rata portion of his bonus for the year of termination.
Former Senior Vice President and Chief Financial Officer: Raymond J. Land
Mr. Land’s employment agreement provided that in the event his employment is terminated (i) by us without cause, (ii) by him with good reason within 12 months of a change of control, or (iii) as a result of his death or disability, he would be entitled to:
•	payment of 12 months’ base salary (based on the base salary in effect at the time of termination);
•	exercise any options which have become exercisable on or before the termination date until the earlier of the first anniversary of the date of termination or the expiration date of the option; and
•	continued coverage under our medical and health plans in accordance with COBRA rules and regulations (which generally provide for an 18 month period upon termination of employment), provided that coverage will end if he obtains comparable coverage from a subsequent employer or otherwise ceases to be eligible for COBRA benefits.
Mr. Land resigned as our Senior Vice President and Chief Financial Officer on December 7, 2009. In connection with Mr. Land’s resignation, we entered into a separation agreement with him, effective December 31, 2009, which provides for certain severance payments to be made by us to Mr. Land.
Senior Vice President and Chief Financial Officer: Michael R. Rodriguez
Mr. Rodriguez’s employment agreement provides that in the event his employment is terminated (i) by us without cause, (ii) by him with good reason within 12 months of a change of control, or (iii) as a result of his death or disability, he will be entitled to:
•	payment of 12 months’ base salary (based on the base salary in effect at the time of termination);
•	exercise any options which have become exercisable on or before the termination date and until the earlier of the first anniversary of the date of termination or the expiration date of the option; and
•	continued coverage under our medical and health plans in accordance with COBRA rules and regulations (which generally provide for an 18 month period upon termination of employment), provided that coverage will end if he obtains comparable coverage from a subsequent employer or otherwise ceases to be eligible for COBRA benefits.
These severance benefits are contingent upon the execution and delivery of a general release and Mr. Rodriguez’s observance of certain non-solicitation covenants. However, these non-solicitation provisions may not be enforceable. In the event of termination of Mr. Rodriguez’s employment for any reason, he will be entitled to receive all accrued, unpaid salary to the date of termination and, so long as Mr. Rodriguez is not terminated for cause, a pro rata portion of his bonus for the year of termination.
President and Chief Operating Officer: Dr. Michael J. Pellini, M.D.
Dr. Pellini’s restated employment agreement provides that in the event his employment is terminated (i) by us without cause, (ii) by him with good reason within 12 months of a change of control, or (iii) as a result of his death or disability, he will be entitled to:
•	payment of 18 months’ base salary (based on the base salary in effect at the time of termination);
•	exercise any options which have become exercisable on or before the termination date and until the earlier of the first anniversary of the date of termination or the expiration date of the option; and
•	continued coverage under our medical and health plans in accordance with COBRA rules and regulations (which generally provide for an 18 month period upon termination of employment), provided that coverage will end if he obtains comparable coverage from a subsequent employer or otherwise ceases to be eligible for COBRA benefits.

Dr. Pellini’s restated employment agreement also provides that all unvested stock options will vest in the event of a change of control. In addition, in the event that within one year following the date of Dr. Pellini’s termination, either (i) a change of control occurs or (ii) we enter into a definitive agreement pursuant to which, if consummated, a change of control would occur and no later than eighteen months following the date of termination a change of control occurs, all unvested options held by Dr. Pellini shall become fully vested and exercisable immediately prior to the occurrence of any such change of control. Dr. Pellini’s restated employment agreement also provides that, if his employment is terminated without cause after April 1, 2009, we will continue to pay his monthly housing allowance until the earlier of three months after termination or August 31, 2009, in each case to the extent of his actual housing expenses in California that he is not able to mitigate.
These severance benefits are contingent upon the execution and delivery of a general release and Dr. Pellini’s observance of certain non-solicitation covenants. However, these non-solicitation provisions may not be enforceable. In the event of termination of Dr. Pellini’s employment for any reason, he will be entitled to receive all accrued, unpaid salary to the date of termination and a pro rata portion of his bonus for the year of termination.
Senior Vice President of Commercial Operations: David J. Daly
Mr. Daly’s restated employment agreement provides that in the event his employment is terminated (i) by us without cause, (ii) by him with good reason within 12 months of a change of control, or (iii) as a result of his death or disability, he will be entitled to:
•	payment of 12 months’ base salary (based on the base salary in effect at the time of termination);
•	exercise any options which have become exercisable on or before the termination date until the earlier of the first anniversary of the date of termination of the expiration date of the option; and
•	continued coverage under our medical and health plans in accordance with COBRA rules and regulations (which generally provide for an 18 month period upon termination of employment), provided that coverage will end if he obtains comparable coverage from a subsequent employer or otherwise ceases to be eligible for COBRA benefits.
The following table shows the potential incremental payments and benefits which the Named Executive Officers would be entitled to receive upon termination of employment under their respective agreements. The amounts shown in the table are based on an assumed termination as of December 31, 2009, exclude payments and benefits that are provided on a non-discriminatory basis to our employees generally upon termination of employment, and represent estimates of the incremental amounts that would be paid to each executive upon his termination based on 2009 base salary, 2009 target incentive awards and our current premium costs for their medical and welfare benefits. The actual amounts to be paid would depend on the time and circumstances of an executive’s separation from us.
Potential Payments Upon Termination or Change in Control

				Total
	Salary and	Medical and	Acceleration of	Termination
	Bonus	Welfare Benefits	Equity Awards	Benefits
	($)	($)	($)(1)	($)
Ronald A. Andrews(2)
Termination without cause(6)	1,100,000	14,286	—	1,114,286
Change of control	—	—	223,593	223,593
Change of control termination, without cause or for good reason	1,100,000	14,286	223,593	1,337,879
Michael R. Rodriguez(3)
Termination without cause(6)	472,000	14,286	—	486,286
Change of control	—	—	63,000	63,000
Change of control termination, without cause or for good reason	472,000	14,286	63,000	549,286
Michael J. Pellini, M.D.(4)
Termination without cause(6)	861,250	14,286	—
Change of control	—	—	572,834	572,834
Change of control termination, without cause or for good reason	861,250	14,286	572,834	1,448,370
David J. Daly(5)
Termination without cause(6)	322,500	14,286	—
Change of control	—	—	63,047	63,047
Change of control termination, without cause or for good reason	322,500	14,286	63,047	399,833
Raymond J. Land
Termination without cause(7)	304,750	23,792	167,756	496,298

(1)	The value in this column was calculated based on the number of shares underlying stock options for which vesting would have been accelerated as of December 31, 2009, multiplied by the difference between our year-end closing price of $2.65 per share, as reported on the NASDAQ Capital Market, and the exercise price of stock options for which vesting would have been accelerated, except for Mr. Land which was valued as of the stock option modification date under the provisions of FAS 123-R.

(2)	Salary and bonus represent 24 months’ salary per Mr. Andrews’ contract terms and target bonus as calculated under the 2009 MIP which remained unpaid as of December 31, 2009.

(3)	Mr. Rodriguez became our Senior Vice President and Chief Financial Officer in December 2009. See “Employment Contracts with Named Executive Officers” and “Potential Payments Upon Termination or Change in Control.” Salary and bonus represent 12 months’ salary per contract terms and target bonus as calculated under the 2009 MIP which remained unpaid as of December 31, 2009.

(4)	Salary and bonus represent 12 months’ salary per Dr. Pellini’s contract terms and target bonus as calculated under the 2009 MIP which remained unpaid as of December 31, 2009.

(5)	Salary and bonus represent 12 months’ salary per contract terms and target bonus as calculated under the 2009 MIP which remained unpaid as of December 31, 2009.

(6)	The potential payments for termination without cause are also triggered by termination of employment as a result of death or disability.

(7)	Amounts shown are actual payments made upon termination of employment plus payments to be made pursuant to a separation agreement effective December 31, 2009.
Compensation Committee Interlocks and Insider Participation
Until March 2009, the Compensation Committee consisted Dr. Smith (Chairman), and Messrs. Waller and Slattery. The Compensation Committee currently consists of Dr. Smith (Chairman), Mr. Waller and Ms. Lamont. No member of the Compensation Committee during fiscal year 2009 served as an officer, former officer or employee of our company or any of our subsidiaries. During fiscal year 2009, none of our executive officers served as a member of the board of directors or compensation committee of any other entity, one of whose executive officers served as a member of the Board or the Compensation Committee.
TRANSACTIONS WITH RELATED PERSONS
Related Party Transactions
Termination of Comerica Facility and Safeguard Guaranty
We previously had a revolving line of credit of up to $12.0 million with Comerica Bank, which we refer to herein as the Comerica Facility. The maturity date of the Comerica Facility was March 30, 2010 and bore annual interest at a rate equal to (i) 30-day LIBOR, measured daily, plus 2.40% or (ii) 0.50% plus the greater of Comerica’s prime rate or 1.75%, selected at our option (subject to certain limitations).
Safeguard guaranteed borrowings under the Comerica Facility in exchange for an annual fee of 0.5% of the amount guaranteed and an amount equal to 4.5% per annum of the daily-weighted average principal balance outstanding ($11.25 million as of February 27, 2009, inclusive of a $2.25 letter of credit issued by Comerica to our landlord). Additionally, we were required to pay Safeguard a quarterly usage fee of 0.875% of the amount by which the daily average principal balance outstanding under the Comerica Facility exceeds $5.5 million.

At the initial closing of the March 2009 private placement of shares of our Series A convertible preferred stock, which we refer to herein as the Private Placement, we used a portion of the proceeds to pay off in full our indebtedness owing under the Comerica Facility. The Comerica Facility was terminated effective as of March 26, 2009.
In connection with the termination of the Comerica Facility, Safeguard’s guaranty of the Comerica Facility also terminated. As a result of the termination of the Safeguard guaranty, that certain Amended and Restated Reimbursement and Indemnity Agreement dated January 17, 2007, as amended, between us and Safeguard automatically terminated.
Also in connection with the termination of the Comerica Facility, we entered into a Security and Pledge Agreement dated March 26, 2009 pursuant to which we have cash collateralized our obligations under the Comerica letter of credit.
Safeguard Facility
On March 7, 2007, we obtained a subordinated revolving credit line, which we refer to herein as the 2007 Mezzanine Facility, from Safeguard Delaware, Inc., or SDI, a wholly-owned subsidiary of Safeguard. The 2007 Mezzanine Facility originally provided us with up to $12.0 million in working capital funding, but was reduced by $6.0 million as a result of the sale of our instrument business, consisting of certain tangible assets, inventory, intellectual property, contracts and other assets used in the operation of the instrument systems business to Carl Zeiss MicroImaging, Inc., an international leader in the optical and opto-electronics industries. Borrowings under the 2007 Mezzanine Facility bore interest at an annual rate of 12%. In connection with the 2007 Mezzanine Facility, we issued to Safeguard: (1) warrants to purchase 125,000 shares of our common stock with an exercise price of $0.01 per share, expiring March 7, 2011; (2) warrants to purchase 62,500 shares of common stock with an exercise price of $1.39 per share (reflecting a 15% discount to the trailing 10-day average closing price of our common stock prior to March 7, 2007), expiring March 7, 2011; and (3) four-year warrants to purchase an aggregate of 93,750 shares of common stock for an exercise price of $0.01 per share in connection with borrowings that we made thereunder.
On March 14, 2008, we entered into a new revolving line of credit, which we refer to herein as the 2008 Mezzanine Facility, with Safeguard to renew and expand the 2007 Mezzanine Facility. The 2008 Mezzanine Facility, which had a stated maturity date of April 15, 2009, provided us with up to $21.0 million in working capital funding. Borrowings under the 2008 Mezzanine Facility bore interest at an annual rate of 12%. Proceeds from the 2008 Mezzanine Facility were used to refinance indebtedness under the 2007 Mezzanine Facility, for working capital purposes and to repay in full and terminate a Loan and Security Agreement, dated September 29, 2006, between us and General Electric Capital Corporation, and certain related equipment lease obligations. In connection with the 2008 Mezzanine Facility, we issued to Safeguard five-year warrants to purchase 1,643,750 shares of common stock with an exercise price of $0.01 per share, which included warrants to purchase 93,750 shares which were the subject of amounts that had not been drawn under the 2007 Mezzanine Facility. In addition, under the 2008 Mezzanine Facility, we were required to issue to Safeguard an additional five-year warrant to purchase 550,000 shares of common stock with an exercise price of $0.01 per share on May 1, 2008, since a new secured credit facility was not completed prior to such date, and an aggregate of an additional 1,650,000 warrants were issued to Safeguard in three separate tranches of equal amount on each of July 2, 2008, September 2, 2008, and November 6, 2008 because the aggregate size of the 2008 Mezzanine Facility had not been reduced to $6.0 million on or prior to the dates specified therein.
In July 2008, we entered into an amendment with respect to the 2008 Mezzanine Facility that required us to repay $4.6 million of indebtedness under the 2008 Mezzanine Facility with proceeds borrowed under a new revolving credit facility with Gemino Healthcare Finance, LLC, which we refer to herein as the Gemino Facility, and, subject to Safeguard’s subordination agreement with Gemino, required certain other prepayments of indebtedness under the 2008 Mezzanine Facility of up to approximately $2.9 million in the aggregate to be made from time to time to the extent we were able to borrow funds in excess of $4.6 million under the Gemino Facility (or any refinancing thereof).
On February 27, 2009, we amended and restated our revolving line of credit with Safeguard, which we refer to herein as the 2009 Mezzanine Facility. The 2009 Mezzanine Facility had a stated maturity date of April 1, 2010 and increased our total credit availability by $9.0 million to $30.0 million. Borrowings under the 2009 Mezzanine Facility bore interest at an annual rate of 14.0%. Mandatory prepayments were required under the 2009 Mezzanine Facility upon the occurrence of certain events, including upon (i) the prepayment in full and termination of the Comerica and Gemino facilities, (ii) the consummation of a change of control, liquidation or sale of all or substantially all of our assets or (iii) or a capital raise by us of at least $1.0 million. We also agreed to maximize our borrowings under the Comerica and Gemino facilities before making additional requests under the 2009 Mezzanine Facility and to make prepayments under the 2009 Mezzanine Facility to the extent we had unrestricted cash in excess of $1.0 million. In connection with the termination of the Comerica Facility, we prepaid an aggregate of $14.0 million in debt outstanding under the 2009 Mezzanine Facility.

Upon the consummation of, and as partial consideration for, Safeguard’s entry into the 2009 Mezzanine Facility, we issued to Safeguard 500,000 fully vested common stock warrants with a five year term and an exercise price of $1.376 (the 20-day average trailing close price of our common stock as of February 6, 2009). We were required to abide by certain restrictive covenants in connection with the 2009 Mezzanine Facility which include: (i) the requirement to obtain approval from Safeguard for new financing agreements or other significant transactions and (ii) compliance with the covenants contained within other credit agreements, including the Gemino Facility, as amended.
In connection with the entry into the 2009 Mezzanine Facility, we entered into an Amended and Restated Registration Rights Agreement with Safeguard and certain of its affiliates. In addition, in connection with certain amendments to our outstanding facilities, and the entry into the 2009 Mezzanine Facility, we executed certain amendments to various subordination agreements by and among us and our lenders.
At the initial closing of the Private Placement, we used a portion of the proceeds to pay off a portion of our indebtedness owing under the 2009 Mezzanine Facility. In addition, we further amended certain provisions of the 2009 Mezzanine Facility. The amendments (i) reduced the maximum aggregate principal amount which could have been borrowed under the terms of the facility (inclusive of those amounts then outstanding) from $30.0 million to $10.0 million, and (ii) provided Safeguard’s consent and conforming amendments of the 2009 Mezzanine Facility to permit the repayment in full of all of our indebtedness under the Comerica Facility and the termination of the Comerica Facility at the initial closing of the Private Placement.
At the second closing of the Private Placement on May 14, 2009, we used a portion of the proceeds to pay off in full our remaining indebtedness owing under the 2009 Mezzanine Facility. The 2009 Mezzanine Facility was terminated effective as of May 14, 2009. As a result of the termination of the 2009 Mezzanine Facility, we are no longer obligated to issue to Safeguard warrants to purchase 750,000 shares of our common stock at a per share purchase price equal to 50% of the preceding twenty-day average trading price of such shares ending May 31, 2009. In addition, we are no longer obligated to issue warrants for 700,000 shares of common stock at a purchase price of $0.01 per share on the first day of each of the nine months beginning July 1, 2009.
Amendment to 2002 Securities Purchase Agreement with Safeguard
Also in connection with the Private Placement, we amended certain provisions of the Securities Purchase Agreement with Safeguard, dated as of June 13, 2002. The amendment provides that Safeguard is entitled to nominate up to three directors until such time as Safeguard and/or its transferees hold less than 25% of the voting power of all of our outstanding securities, at which time they will have the right to nominate up to two directors. In the event that the voting power of Safeguard and/or its transferees falls below 16.67%, Safeguard has agreed to negotiate with us in good faith an amendment to its board representation rights in light of such diminished ownership. The Securities Purchase Agreement will also terminate automatically in the event that Safeguard’s voting power (together with its affiliates) falls below 5% of our outstanding voting securities.
Safeguard-Oak Stockholders Agreement
Also in connection with the Private Placement, Oak and Safeguard and certain of its affiliates entered into a Stockholders Agreement pursuant to which (i) Safeguard waived any preemptive or anti-dilution rights it might have with respect to the issuance of the shares of our Series A convertible preferred stock, and (ii) Safeguard agreed to vote in favor of the issuance of the shares of our Series A convertible preferred stock for purposes of complying with the NASDAQ Listing Rules. We are an intended third party beneficiary with respect to portions of the Safeguard-Oak Stockholders Agreement.
Safeguard Registration Statement
Pursuant to the terms of a registration rights agreement between us and Safeguard, we filed a registration statement on Form S-3 that registered an aggregate of 46,483,821 shares of common stock and held directly by Safeguard and its affiliates as well as 2,803,473 shares of common stock underlying warrants held by Safeguard. We paid all registration expenses in connection with the filing of the registration statement, which were approximately $36,000.00. The registration statement became effective on August 20, 2009.
Oak Registration Statement
Pursuant to the terms of a registration rights agreement between us and Oak, we filed a registration statement on Form S-3 that registered an aggregate of 21,052,632 shares of common stock issuable upon the conversion of the Series A Preferred Stock held by Oak. We paid all registration expenses in connection with the filing of the registration statement, which were approximately $35,000.00. The registration statement became effective on March 12, 2010.

Policies and Procedures for Reviewing Related Party Transactions
We have a number of policies, procedures and practices that relate to the identification, review and approval of related party transactions. In accordance with our Statement on Corporate Governance, the Board reviews on an annual basis the relationships that each director or member of such director’s immediate family has with us, whether directly or as a partner, shareholder or officer of an organization that has a relationship with us. Following such annual review, only those directors who the Board affirmatively determines have no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) will be considered independent directors, subject to additional qualifications prescribed under the NASDAQ Listing Rules or under applicable law.
In addition, our Code of Conduct requires all employees to avoid situations that involve a conflict of interest between an employee’s personal interests and our interests, and it requires that each employee obtain prior express approval from us before serving as a consultant to, or a director, trustee, officer or employee of, a company or organization that competes or does business with us.
The Board has also established a policy (which is not a written policy) that all transactions between us and Safeguard, Oak or their respective affiliates must be approved by a committee of the Board consisting solely of independent directors. Each of the transactions described above between us and each of Safeguard, Oak and their respective affiliates was approved by a committee of the Board consisting solely of independent directors.

APPENDIX A
CLARIENT, INC.
2007 INCENTIVE AWARD PLAN
(AS AMENDED, SUBJECT TO STOCKHOLDER APPROVAL, BY RESOLUTION
ADOPTED BY THE BOARD OF DIRECTORS ON APRIL 14, 2010)
ARTICLE 1
PURPOSE
The purpose of the Clarient, Inc. 2007 Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of Clarient, Inc. (the “Company”) by linking the personal interests of the members of the Board, Employees and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.
ARTICLE 2
DEFINITIONS AND CONSTRUCTION
Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
2.1 “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Dividend Equivalents award, a Stock Payment award, a Deferred Stock award, a Restricted Stock Unit award, a Performance Bonus Award, or a Performance-Based Award granted to a Participant pursuant to the Plan.
2.2 “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.
2.3 “Board” means the Board of Directors of the Company.
2.4 “Change in Control” means the issuance, sale or transfer (including a transfer as a result of death, disability, operation of law or otherwise) in a single transaction or group of related transactions to any entity, person or group (other than Safeguard Scientifics, Inc. and/or its affiliates) of the beneficial ownership of newly issued, outstanding or treasury shares of the capital stock of the Company having 50% or more of the combined voting power of the Company’s then outstanding securities entitled to vote for at least a majority of the authorized number of directors of the Company, or any merger, consolidation, sale of all or substantially all of the assets or other comparable transaction as a result of which all or substantially all of the assets and business of the Company are acquired directly or indirectly by another entity which prior to the acquisition was not an affiliate of the Company (as defined in the regulations of the Securities and Exchange Commission under the Securities Act of 1933), other than any such merger, consolidation, sale or other transaction which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least 50% of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction; provided, however, that the transfer by Safeguard of Company securities held by Safeguard to one or more persons or entities (whether or not part of a Group) shall not constitute a Change of Control unless a majority of the Company’s securities not held by Safeguard are also transferred to one or more persons or entities in the same transaction or group of related transactions. Group shall have the same meaning as in Section 13(d) of the Securities Exchange Act of 1934, and “affiliate” shall have the same meaning as in Rule 405 of the Securities Exchange Commission adopted under the Securities Act of 1933.
2.5 “Code” means the Internal Revenue Code of 1986, as amended.
2.6 “Committee” means the committee of the Board described in Article 12.

2.7 “Consultant” means any consultant or adviser if: (a) the consultant or adviser renders bona fide services to the Company; (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or adviser is a natural person who has contracted directly with the Company to render such services.
2.8 “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.
2.9 “Deferred Stock” means a right to receive a specified number of shares of Stock during specified time periods pursuant to Section 8.5.
2.10 “Disability” means that the Participant qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time.
2.11 “Dividend Equivalents” means a right granted to a Participant pursuant to Section 8.3 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.
2.12 “Effective Date” shall have the meaning set forth in Section 13.1.
2.13 “Eligible Individual” means any person who is an Employee, a Consultant or an Independent Director, as determined by the Committee.
2.14 “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.
2.15 “Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.16 “Fair Market Value” means, as of any given date, (a) if Stock is traded on an exchange, the closing price of a share of Stock as reported in the Wall Street Journal for such date (or, if no sale occurred on such date, for the first trading date immediately prior to such date during which a sale occurred); or (b) if Stock is not traded on an exchange but is quoted on a quotation system, the mean between the closing representative bid and asked prices for the Stock on such date as reported by such quotation system (or, if no bid and asked prices for the Stock were reported on such date, on the date immediately prior to such date on which bid and asked prices are reported by such quotation system); or (c) if Stock is not publicly traded, the fair market value established by the Committee acting in good faith.
2.17 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
2.18 “Independent Director” means a member of the Board who is not an Employee of the Company.
2.19 “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) under the Exchange Act, or any successor rule.
2.20 “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.
2.21 “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.
2.22 “Participant” means any Eligible Individual who, as a member of the Board, Consultant or Employee, has been granted an Award pursuant to the Plan.
2.23 “Performance-Based Award” means an Award granted to selected Covered Employees pursuant to Section 8.7, but which is subject to the terms and conditions set forth in Article 9.
2.24 “Performance Bonus Award” has the meaning set forth in Section 8.7.

2.25 “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.
2.26 “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.
2.27 “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.
2.28 “Performance Share” means a right granted to a Participant pursuant to Section 8.1, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.
2.29 “Performance Stock Unit” means a right granted to a Participant pursuant to Section 8.2, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.
2.30 “Prior Plan” means the ChromaVision Medical Systems, Inc. 1996 Equity Compensation Plan, as such plan may be amended from time to time.
2.31 “Plan” means this Clarient, Inc. 2007 Incentive Award Plan and any Appendixes attached hereto, as it may be amended from time to time.
2.32 “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.
2.33 “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.
2.34 “Restricted Stock Unit” means an Award granted pursuant to Section 8.6.
2.35 “Securities Act” shall mean the Securities Act of 1933, as amended.
2.36 “Stock” means the common stock of the Company, par value $0.01 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 11.
2.37 “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.
2.38 “Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Section 8.4.

2.39 “Subsidiary” means any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.
ARTICLE 3
SHARES SUBJECT TO THE PLAN
3.1 Number of Shares.
(a) Subject to Article 11 and Section 3.1(b), the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan shall be the sum of (i) 12,000,000 shares and (ii) any shares of Stock which are subject to any award under the Prior Plan as of the Effective Date and which award thereafter terminates, expires or lapses for any reason; provided, however, that no more than 12,000,000 shares of Stock may be delivered upon the exercise of Incentive Stock Options.
(b) To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Additionally, any shares of Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall again be available for the grant of an Award pursuant to the Plan. To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to this Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no shares of common stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.
3.2 Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.
3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any one calendar year period (measured from the date of any grant) shall be 750,000 and the maximum amount that may be paid in cash during any one calendar year period (measured from the date of any payment) with respect to any Performance-Based Award (including, without limitation, any Performance Bonus Award) shall be $750,000.
ARTICLE 4
ELIGIBILITY AND PARTICIPATION
4.1 Eligibility. Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.
4.2 Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan.
4.3 Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Eligible Individuals, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

ARTICLE 5
STOCK OPTIONS
5.1 General. The Committee is authorized to grant Options to Participants on the following terms and conditions:
(a) Exercise Price. The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided, that, subject to Section 5.2(d), the exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.
(b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.
(c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation: (i) cash, (ii) shares of Stock which have been held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences to the Company and which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares as to which such Option shall be exercised or (iii) other property acceptable to the Committee, and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.
(d) Evidence of Grant. All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.
5.2 Incentive Stock Options. Incentive Stock Options shall be granted only to Employees and the terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the requirements of Section 5.1, must comply with the provisions of this Section 5.2.
(a) Expiration. Subject to Section 5.2(c), an Incentive Stock Option shall expire and may not be exercised to any extent by anyone after the first to occur of the following events:
(i) Ten years from the date it is granted, unless an earlier time is set in the Award Agreement;
(ii) Three months after the Participant’s termination of employment as an Employee; and
(iii) One year after the date of the Participant’s termination of employment or service on account of Disability or death. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.
(b) Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.
(c) Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(d) Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.
(e) Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.
(f) Failure to Meet Requirements. Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.
5.3 Substitution of Stock Appreciation Rights. The Committee may provide in the Award Agreement evidencing the grant of an Option that the Committee, in its sole discretion, shall have to right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided, that such Stock Appreciation Right shall be exercisable with respect to the same number of shares of Stock for which such substituted Option would have been exercisable.
5.4 Granting of Options to Independent Directors. The Board may from time to time, in its sole discretion, and subject to the limitations of the Plan:
(a) Select from and grant Options to any Independent Directors (including Independent Directors who have previously been granted Options under the Plan);
(b) Subject to Section 3.3, determine the number of shares of Stock that may be purchased upon exercise of the Options granted to such selected Independent Directors; and
(c) Subject to the provisions of this Article 5, determine the terms and conditions of such Options, consistent with the Plan.
Options granted to Independent Directors shall be Non-Qualified Stock Options.
ARTICLE 6
RESTRICTED STOCK AWARDS
6.1 Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by an Award Agreement.
6.2 Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.
6.3 Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.
6.4 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 7
STOCK APPRECIATION RIGHTS
7.1 Grant of Stock Appreciation Rights.
(a) A Stock Appreciation Right may be granted to any Participant selected by the Committee. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.
(b) A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair Market Value of the Stock on the date the Stock Appreciation Right is exercised over (B) the Fair Market Value of the Stock on the date the Stock Appreciation Right was granted and (ii) the number of shares of Stock with respect to which the Stock Appreciation Right is exercised, subject to any limitations the Committee may impose.
7.2 Payment and Limitations on Exercise.
(a) Subject to Section 7.2(b), payment of the amounts determined under Section 7.1(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee in the Award Agreement.
(b) To the extent any payment under Section 7.1(b) is effected in Stock, it shall be made subject to satisfaction of the provisions of Sections 5.1 and 5.4 pertaining to Options.
7.3 Time and Conditions of Exercise. The term of any Stock Appreciation Right granted under the Plan shall not exceed ten years.
ARTICLE 8
OTHER TYPES OF AWARDS
8.1 Performance Share Awards. Any Participant selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.
8.2 Performance Stock Units. Any Participant selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in unit equivalent of shares of Stock and/or units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.
8.3 Dividend Equivalents.
(a) Any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.
(b) Dividend Equivalents granted with respect to Options or SARs that are intended to be Qualified Performance-Based Compensation shall be payable, with respect to pre-exercise periods, regardless of whether such Option or SAR is subsequently exercised.

8.4 Stock Payments. Any Participant selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee; provided, that unless otherwise determined by the Committee such Stock Payments shall be made in lieu of base salary, bonus, or other cash compensation otherwise payable to such Participant. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.
8.5 Deferred Stock. Any Participant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Deferred Stock Award has vested and the Stock underlying the Deferred Stock Award has been issued. Deferred Stock Awards shall either be exempt from the requirements of Section 409A of the Code or, if they are not exempt from such requirements, shall satisfy such requirements.
The amount and other terms and conditions (including any which may be required under Section 409A of the Code) to which such Deferred Stock Award is subject to shall be set forth in the Participant’s Award Agreement.
8.6 Restricted Stock Units. The Committee is authorized to make Awards of Restricted Stock Units to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company shall, subject to Section 10.5(b), transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.
8.7 Performance Bonus Awards. Any Participant selected by the Committee may be granted one or more Performance-Based Awards in the form of a cash bonus (a “Performance Bonus Award”) payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee. Any such Performance Bonus Award paid to a Covered Employee shall be based upon objectively determinable bonus formulas established in accordance with Article 9.
8.8 Term. Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock or Restricted Stock Units shall be set by the Committee in its discretion.
8.9 Exercise or Purchase Price. The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Payments or Restricted Stock Units; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.
8.10 Exercise upon Termination of Employment or Service. An Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock, Stock Payments and Restricted Stock Units shall only be exercisable or payable while the Participant is an Employee, Consultant or a member of the Board, as applicable; provided, however, that the Committee in its sole and absolute discretion, at the time of grant or any time thereafter, may provide that an Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock or Restricted Stock Units may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise; provided, however, that any such provision with respect to Performance Shares or Performance Stock Units shall be subject to the requirements of Section 162(m) of the Code that apply to Qualified Performance-Based Compensation.
8.11 Form of Payment. Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Committee.
8.12 Award Agreement. All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by an Award Agreement.

ARTICLE 9
PERFORMANCE-BASED AWARDS
9.1 Purpose. The purpose of this Article 9 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.
9.2 Applicability. This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.
9.3 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 or 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.
9.4 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the amount earned under a Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.
9.5 Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.
ARTICLE 10
PROVISIONS APPLICABLE TO AWARDS
10.1 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.
10.2 Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

10.3 Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee at the time of grant or any time thereafter, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution. The Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities.
10.4 Beneficiaries. Notwithstanding Section 10.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.
10.5 Stock Certificates; Book Entry Procedures.
(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.
(b) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not be required to deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
10.6 Paperless Exercise. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless exercise of Awards by a Participant may be permitted through the use of such an automated system.
ARTICLE 11
CHANGES IN CAPITAL STRUCTURE
11.1 Adjustments.
(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock, the Committee shall make proportionate adjustments to any or all of the following in order to reflect such change: (a) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and Section 3.3 hereof); (b) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (c) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b) In the event of any transaction or event described in Section 11.1(a) hereof or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:
(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 11.2 the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;
(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;
(iii) To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;
(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and
(v) To provide that the Award cannot vest, be exercised or become payable after such event.
11.2 Change of Control. Notwithstanding Section 11.1, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs then any surviving corporation or entity or acquiring corporation or entity, or affiliate of such corporation or entity, may assume any or all Awards outstanding under the Plan or may substitute comparable stock, cash or other awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection) for those outstanding under the Plan, which substituted awards may be subject to vesting or the lapsing of restrictions, as applicable, on terms no less favorable to the affected Holder than the terms of any Award for which such new award is substituted. In the event any surviving corporation or entity or acquiring corporation or entity in a Change of Control, or affiliate of such corporation or entity, does not assume such Awards or does not substitute similar stock, cash or other awards for those outstanding under the Plan, then with respect to (i) Awards held by participants in the Plan whose status as a Service Provider has not terminated prior to such event, the vesting of such Awards (and, if applicable, the time during which such awards may be exercised) shall be accelerated and made fully exercisable and all restrictions thereon shall lapse not later than immediately prior to the closing of the Change of Control (and any Options shall be terminated if not exercised prior to the closing of such Change of Control), and (ii) any other Options outstanding under the Plan, such Options shall be terminated if not exercised prior to the closing of the Change of Control.
11.3 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

ARTICLE 12
ADMINISTRATION
12.1 Committee. Unless and until the Board delegates administration of the Plan to a Committee as set forth below, the Plan shall be administered by the full Board, and for such purposes the term “Committee” as used in this Plan shall be deemed to refer to the Board. The Board, at its discretion or as otherwise necessary to comply with the requirements of Section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act or to the extent required by any other applicable rule or regulation, shall delegate administration of the Plan to a Committee. Unless otherwise determined by the Board, the Committee shall consist solely of two or more members of the Board each of whom is an “outside director,” within the meaning of Section 162(m) of the Code. Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 12.5. Appointment of Committee members shall be effective upon acceptance of appointment. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.
12.2 Action by the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.
12.3 Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:
(a) Designate Participants to receive Awards;
(b) Determine the type or types of Awards to be granted to each Participant;
(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;
(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;
(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited or surrendered;
(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;
(g) Decide all other matters that must be determined in connection with an Award;
(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;
(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and
(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

12.4 Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.
12.5 Delegation of Authority. To the extent permitted by applicable law, the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Committee.
ARTICLE 13
EFFECTIVE AND EXPIRATION DATE
13.1 Effective Date. The Plan is effective as of the date the Plan is approved by the Company’s stockholders (the “Effective Date”). The Plan will be deemed to be approved by the stockholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting duly held in accordance with the applicable provisions of the Company’s Bylaws.
13.2 Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after the tenth anniversary of the Effective Date, except that no Incentive Stock Options may be granted under the Plan after the earlier of the tenth anniversary of (i) the date the Plan is approved by the Board or (ii) the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.
ARTICLE 14
AMENDMENT, MODIFICATION, AND TERMINATION
14.1 Amendment, Modification, and Termination. Subject to Section 15.14, with the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval is required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 11), (ii) permits the Committee to grant Options with an exercise price that is below Fair Market Value on the date of grant or (iii) permits the Committee to extend the exercise period for an Option beyond ten years from the date of grant. Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, no Option may be amended to reduce the per share exercise price of the shares subject to such Option below the per share exercise price as of the date the Option is granted and, except as permitted by Article 11, no Option may be granted in exchange for, or in connection with, the cancellation or surrender of an Option having a higher per share exercise price.
14.2 Awards Previously Granted. Except with respect to amendments made pursuant to Section 15.14, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.
ARTICLE 15
GENERAL PROVISIONS
15.1 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.
15.2 No Stockholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

15.3 Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Committee) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.
15.4 No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.
15.5 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.
15.6 Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
15.7 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
15.8 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.
15.9 Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
15.10 Fractional Shares. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.
15.11 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
15.12 Government and Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

15.13 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.
15.14 Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

31 Columbia
Aliso Viejo, CA 92656

Phone:	(949) 425-5700
Toll-Free:	(888) 443-3310
Fax:	(949) 425-5701
www.clarientinc.com
2010 ANNUAL MEETING OF STOCKHOLDERS

When:	8:30 a.m. (local Pacific time) on Tuesday, June 8, 2010

Where:	Clarient, Inc.
31 Columbia
Aliso Viejo, CA 92656
Driving Directions
Traveling South from Los Angeles, Long Beach or Orange County
Take Interstate 5 Freeway South, exit at Alicia Parkway.
Turn right on Alicia Parkway.
Turn right on Moulton Parkway.
Turn left on Laguna Hills Drive
Turn right on Columbia.
Traveling North from San Diego County
Take Interstate 5 Freeway North, exit at Alicia Parkway.
Turn left on Alicia Parkway.
Turn right on Moulton Parkway.
Turn left on Laguna Hills Drive
Turn right on Columbia.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Please mark, sign and date this proxy and indicate how you wish to vote on the back of this card. Please return this card promptly in the enclosed envelope. Your vote is important.
When you sign and return this proxy card, you
•	appoint Ronald A. Andrews or Michael J. Pellini, M.D. (or any substitute he may appoint), as proxy to vote your shares, as you have instructed, at the annual meeting on June 8, 2010, including any adjournments or postponements of that meeting;
•	authorize the proxy to vote, in his discretion, upon any other business properly presented at the meeting; and
•	revoke any previous proxies you may have signed.

IF YOU DO NOT INDICATE HOW YOU WISH TO VOTE, THE PROXY WILL VOTE “FOR” ALL NOMINEES TO THE BOARD OF DIRECTORS, “FOR” APPROVAL OF THE AMENDMENTS TO OUR 2007 INCENTIVE AWARD PLAN TO (i) INCREASE THE NUMBER OF SHARES OF OUR COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 7,000,000 SHARES, OR FROM 8,911,181 SHARES TO 15,911,181 SHARES, AND (ii) INCREASE THE MAXIMUM NUMBER OF SHARES WHICH MAY BE ISSUED AS INCENTIVE STOCK OPTIONS FROM 5,000,000 TO 12,000,000, “FOR” RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010, AND AS HE MAY DETERMINE, IN HIS DISCRETION, WITH REGARD TO ANY OTHER MATTER PROPERLY PRESENTED AT THE MEETING.
Address Change/Comments (Mark the corresponding box on the reverse side)
FOLD AND DETACH HERE
31 Columbia
Aliso Viejo, CA 92656
Phone: (949) 425-5700
Toll-Free: (888) 443-3310
Fax: (949) 425-5865

www.clarientinc.com

The Board of Directors recommends a vote FOR each of the proposals listed below.	Please Mark Here for Address Change or Comments	☐

		FOR all nominees listed	WITHHELD
		(except as marked to the	AUTHORITY to vote for
		contrary)	all nominees listed
Proposal 1.	To elect nine directors to serve until the annual meeting of stockholders in 2011 and until their successors are duly elected and qualified.	☐	☐
Nominees
01 Andrew Adams
02 Ronald A. Andrews
03 Peter J. Boni
04 James A. Datin
05 Ann H. Lamont
06 Frank P. Slattery, Jr.
07 Dennis M. Smith, Jr., M.D.
08 Gregory D. Waller
09 Stephen T. Zarrilli
TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WHILE VOTING FOR THE REMAINDER, STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST ABOVE.

		FOR	AGAINST	ABSTAIN
Proposal 2.	To approve amendments to Clarient’s 2007 Incentive Award Plan to (i) increase the number of shares of common stock reserved for issuance thereunder by 7,000,000 shares, or from 8,911,181 shares to 15,911,181 shares, and (ii) increase the maximum number of shares which may be issued as incentive stock options from 5,000,000 to 12,000,000.	☐	☐	☐
Proposal 3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2010	☐	☐	☐
As of the date hereof, the undersigned hereby acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Signature	Signature	Date

YOU MUST SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY CARD.
If shares are jointly owned, you must both sign. Include your full title if you are signing as an attorney, executor, administrator, trustee or guardian, or on behalf of a corporation or partnership.
FOLD AND DETACH HERE
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET	TELEPHONE

http://www.proxyvoting.com/clrt	1-866-540-5760
OR

Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.